Exhibit 10.32



                                 EUR 130,000,000
                     SENIOR SECURED DEBT FACILITY AGREEMENT
                              dated April 11, 2000

                                       for

               HUNGAROTEL TAVKOZLESI KONCESSZIOS RESZVENYTARSASAG
                RABA-COM TAVKOZLESI KONCESSZIOS RESZVENYTARSASAG
             PAPA ES TERSEGE TAVKOZLESI KONCESSZIOS RESZVENYTARSASAG
          KNC KELET-NOGRAD COM TAVKOZLESI KONCESSZIOS RESZVENYTARSASAG
                                  as Borrowers

                                      with

                       HUNGARIAN TELEPHONE AND CABLE CORP.
                         HTCC TANACSADO RESZVENYTARSASAG
                                  as Guarantors

                                   arranged by

                                 CITIBANK, N.A.
                      WESTDEUTSCHE LANDESBANK GIROZENTRALE

                                      with

                           CITIBANK INTERNATIONAL PLC
                            acting as Facility Agent

                                       and

                                  CITIBANK RT.
                            acting as Security Agent




     Ormai es Tarsai
   CMS Cameron McKenna                                     CMS Cameron McKenna
Citibank Tower, 4th Floor                                      Mitre House
       Bank Center                                        160 Aldersgate Street
     Szabadsag ter 7                                              London
     H-1944 Budapest                                             EC1A 4DD
         Hungary                                                 England
   Tel: +36 1 302 9302                                    Tel: +44 171 367 3000
   Fax: +36 1 302 9300                                    Fax: +44 171 367 2000




                                       (i)

THIS SENIOR SECURED DEBT FACILITY AGREEMENT (the "Agreement") is dated 11 April 2000 and is made between:

(1) HUNGAROTEL TAVKOZLESI KONCESSZIOS RESZVENYTARSASAG acting in its capacity as borrower;

(2) RABA-COM TAVKOZLESI KONCESSZIOS RESZVENYTARSASAG acting in its capacity as borrower;

(3) PAPA ES TERSEGE TAVKOZLESI KONCESSZIOS RESZVENYTARSASAG acting in its capacity as borrower;

(4) KNC KELET-NOGRAD COM TAVKOZLESI KONCESSZIOS RESZVENYTARSASAG acting in its capacity as borrower,

(the Parties detailed at (1) to (4) inclusive above each a "Borrower" and together, the "Borrowers");

(5)   HUNGARIAN TELEPHONE AND CABLE CORP. acting in its capacity as guarantor;

(6)   HTCC TANACSADO RESZVENYTARSASAG acting in its capacity as guarantor,

(the Parties detailed at (5) and (6) above each a "Guarantor" and together, the "Guarantors");

(7) CITIBANK, N.A. and WESTDEUTSCHE LANDESBANK GIROZENTRALE acting in their capacity as arrangers (each an "Arranger" and together, the "Arrangers");

(8) CITIBANK INTERNATIONAL PLC acting in its capacity as facility agent (the "Facility Agent");

(9) CITIBANK RT. acting in its capacity as security agent (the "Security Agent"); and

(10) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) acting in their capacity as lenders (each, an "Original Lender" and together, the "Original Lenders").



IT IS AGREED as follows:

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                   SECTION 1 - DEFINITIONS AND INTERPRETATION

1.       DEFINITIONS AND INTERPRETATION

1.1      Definitions

         In this Agreement the following terms have the meanings given to them in this Clause 1.1.

         "10K Document" means any 10K filing made by Hungarian Telephone and Cable Corp. to the Securities and Exchange Commission of the United States of America in respect of any financial year of Hungarian Telephone and Cable Corp. ending on 31 December each year.

         "10Q Document" means any 10Q filing made by Hungarian Telephone and Cable Corp. to the Securities and Exchange Commission of the United States of America in respect of any quarter financial year of Hungarian Telephone and Cable Corp.

         "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

         "Agents" means each of the Facility Agent and the Security Agent and "Agent" means any and each of them.

         "Amendment No. 1 to Securities Purchase Agreement" means the first amendment to the Securities Purchase Agreement dated on or about the date of this Agreement made between: (1) Hungarian Telephone and Cable Corp.; and (2) Postabank es Takarekpenztar Reszvenytarsasag.

         "Annual Operating Budget" means, in respect of the Group at any time, the annual operating budget of the Group at such time, being as at the date of this Agreement as set out in the Information Memorandum and with each revised or amended annual operating budget (if any) to be, except as otherwise approved in advance in writing by the Facility Agent, acting on the instructions of the Majority Lenders, in substantially the same form as the annual operating budget set out in the Information Memorandum.

         "Applicable Law" means, in relation to any person, any law, regulation, rule, executive order, decree, judicial or official order, code of practice, circular, guidance note or injunction of, or made by, any Competent Authority, which is binding and enforceable on or against the relevant person and/or with which the relevant person is required to comply.

         "Applicable Margin" means the margin from time to time applicable to Interest Periods for Loans, determined in accordance with Clause 9.5 (Applicable Margin).

         "Articles of Association" means the articles of incorporation, the articles of association or the deed of foundation, as applicable, of any person as at the date of this Agreement.

         "Assignment of Contractual Rights No. 1 Agreement" means the assignment of contractual rights agreement dated on or about the date of this Agreement made between: (1) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as assignor; (2) Citibank Rt. as assignee and Security Agent; (3) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Assignment of Contractual Rights No. 2 Agreement" means the assignment of contractual rights agreement dated on or about the date of this Agreement made between: (1) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as assignor; (2) Citibank Rt. as assignee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Assignment of Contractual Rights No. 3 Agreement" means the assignment of contractual rights agreement dated on or about the date of this Agreement made between: (1) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as assignor; (2) Citibank Rt. as assignee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Assignment of Contractual Rights No. 4 Agreement" means the assignment of contractual rights agreement dated on or about the date of this Agreement made between: (1) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as assignor; (2) Citibank Rt. as assignee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Assignment of Contractual Rights No. 5 Agreement" means the assignment of contractual rights agreement dated on or about the date of this Agreement made between: (1) HTCC Tanacsado Reszvenytarsasag as assignor; (2) Citibank Rt. as assignee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor;
         (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor;
         (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Assignment of Contractual Rights No. 6 Agreement" means the assignment of contractual rights agreement dated on or about the date of this Agreement made between: (1) Hungarian Telephone and Cable Corp. as assignor; (2) Citibank Rt. as assignee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor;
         (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor;
         (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (7) HTCC Tanacsado Reszvenytarsasag as countersignor.

         "Assignment of Contractual Rights Agreements" means, at any time, each of the Assignment of Contractual Rights No. 1 Agreement, the Assignment of Contractual Rights No. 2 Agreement, the Assignment of Contractual Rights No. 3 Agreement, the Assignment of Contractual Rights No. 4 Agreement, the Assignment of Contractual Rights No. 5 Agreement, the Assignment of Contractual Rights No. 6 Agreement and any other assignment of contractual rights agreement at such time designated as such in writing jointly by the Facility Agent, the Security Agent and the Obligors.

         "Associated Costs" means, in relation to each Loan and/or Unpaid Sum, the percentage rate from time to time determined by the Facility Agent (at its sole discretion, in consultation with the other Finance Parties) as reflecting the costs, loss or difference in return which would be suffered or incurred by the Facility Agent and/or any Finance Party or Finance Parties if the Facility Agent or such Finance Party or Finance Parties funded such Loan or Unpaid Sum, as a result of any maintenance or reserve requirements of and/or any charge imposed by the Bank of

         England, the Financial Services Authority, the NBH, the European Central Bank or any central bank or similar authority, agency or body having authority with respect to that Finance Party or Finance Parties, as applicable, (or any other authority which replaces all of any of such authority's functions) in respect of eligible liabilities or analogous liabilities (assuming these to be in excess of any stated minimum) which relate to funding such Loan and/or Unpaid Sum.

         "Auditors" means, at any time, the auditors of each member of the Group at such time, being, as at the date of this Agreement, KPMG Hungaria Konyvvizsgalo, Ado- es Kozgazdasagi Tanacsado Kft., or any other internationally recognised firm of independent auditors licensed to practice in Hungary and/or the United States of America, as appropriate, duly appointed by each member of the Group to replace such firm and approved in advance in writing by the Facility Agent, acting on the instructions of the Majority Lenders.

         "Authorisation" means an authorisation, notification, permit, acknowledgement, consent, approval, resolution, licence, exemption, filing, notarisation, registration or similar proceedings.

         "Authorised Signatory" means, in respect of any person at any time, any individual duly authorised under Applicable Law and by such person's by-laws, board of directors and/or analogous body, as applicable, at such time to sign, execute and deliver at such time the applicable document(s), notice(s) or instrument(s) for and on behalf of such person.

         "Availability Period" means:

         (a) in relation to Facility A, the period from and including the date of this Agreement to and including the date thirty (30) days following the date of this Agreement or, if earlier, the date Facility A is first utilised or cancelled in full; and

         (b) in relation to Facility B, the period from and including the date of this Agreement to and including the date falling one
                  (1) Month prior to the Final Maturity Date or, if earlier, the date Facility B is cancelled in full.

         "Available Commitment" means:

         (a) in relation to Facility A, prior to the simultaneous making of the Facility A Loans as contemplated and provided for in Clause 5 (Utilisation), a Lender's Commitment under Facility A, thereafter, zero (0); and

         (b) in relation to Facility B, a Lender's Commitment under Facility B minus:

                  (i) the amount of such Lender's participation in any outstanding Facility B Loans; and

                  (ii) in relation to any proposed Utilisation, the amount of its participation in any Facility B Loans that are due to be made under Facility B on or before the proposed Utilisation Date, other than that Lender's participation in any Facility B Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

         "Available Facility" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

         "Bankruptcy Act" means Act IL of 1991 on Bankruptcy, Liquidation and Final Accounting, as amended, of Hungary.

         "Base Currency" means the euro.

         "Base Currency Amount" means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for such Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Security Agent's Spot Rate of Exchange on the date which is three (3) Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request) adjusted to reflect any repayment or prepayment of such Loan.

         "Break Costs" means the amount (if any) by which:

         (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

         exceeds:

         (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

         "Bridge Loan Agreement" means the thirty three billion seven hundred million forints (HUF 33,700,000,000) dual currency bridge loan agreement dated 10 May 1999 made between: (1) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as borrower; (2) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as borrower; (3) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as borrower; (4) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as borrower;
         (5) Postabank es Takarekpenztar Reszvenytarsasag as arranger; (6) Postabank es Takarekpenztar Reszvenytarsasag as facility agent; (7) Postabank es Takarekpenztar Reszvenytarsasag as security agent; and (8) the banks defined therein as the Banks; and countersigned by (9) Hungarian Telephone and Cable Corp. as countersignor; and (10) HTCC Tanacsado Reszvenytarsasag as countersignor.

         "BUBOR" means, in relation to any Loan or Unpaid Sum denominated in forints:

         (a)      the applicable Screen Rate; and

         (b) if no Screen Rate is available for the period of that Loan, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Relevant Reference Banks to leading banks in the Budapest interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in forint for a period comparable to the Interest Period of the relevant Loan or period on which interest is to accrue.

         "Budget Comparison Certificate" means a certificate substantially in the form set out in Schedule 6 (Form of Budget Comparison Certificate).

         "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in both London and Budapest and:

         (a) in relation to any date for payment or purchase of a currency other than euro, the principal financial centre of the country of that currency; or

         (b) in relation to any date for payment or purchase of euro, any TARGET Day.

         "Business Plan" means, in respect of the Group at any time, the business plan of the Group at such time, being as at the date of this Agreement, as set out in the Information Memorandum and with each revised or amended business plan (if any) to be, except as otherwise approved in advance in writing by the Facility Agent, acting on the instructions of the Majority Lenders, in substantially the same form as the business plan set out in the Information Memorandum.

         "Citizens International Management Services Company" means Citizens International Management Services Company, a company duly incorporated under the laws of the State of Delaware, United States of America, whose principal place of business is at 3 High Ridge Park, Stamford, Connecticut, CT06902, United States of America.

         "Citizens Utilities Company" means Citizens Utilities Company, a corporation incorporated under the laws of the State of Delaware, United States of America, whose principal place of business is at 3 High Ridge Park, Stamford, Connecticut, CT06902, United States of America.

         "Citizens" means Citizens Utilities Company, Citizens International Management Services Company or any of their respective Affiliates.

         "Civil Code" means Act IV of 1959 on the Civil Code, as amended, of Hungary.

         "Commitment" means a Facility A Commitment or Facility B Commitment.

         "Companies Act" means Act CXLIV of 1997 on Business Associations, as amended, of Hungary.

         "Competent Authority" means, in respect of any person, any local, national, supranational agency, authority, department, inspectorate, minister, official, court, tribunal or public or statutory person (whether autonomous or not) of any other country, which has jurisdiction over such person.

         "Compliance Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

         "Concession Contract" means, in respect of:

         (a)      Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag:

                  (i) the concession contract in respect of the Bekescsaba primary area dated 6 May 1994 made between: (1) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag; and (2) the Minister, as amended on 16 June 1996; and

                  (ii) the concession contract in respect of the Oroshaza primary area dated 6 May 1994 between: (1) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag; and (2) the Minister, as amended on 16 June 1996;

         (b) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag, the concession contract in respect of the primary area dated 6 May 1994 made between: (1) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag; and (2) the Minister;

         (c) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag, the concession contract in respect of the primary area dated 6 May 1994 made between: (1) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag; and (2) the Minister, as amended on 16 June 1996; and

         (d) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag, the concession contract in respect of the primary area dated 6 May 1994 made between: (1) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag; and (2) the Minister.

         "Confidentiality Undertaking" means a confidentiality undertaking substantially in the form set out in Schedule 8 (Form of Confidentiality Undertaking) or in any other form agreed between the Obligors and the Facility Agent.

         "Constitutional Documents" means, in respect of any person at any time, the then current and up-to-date constitutional documents of such person at such time (including, inter alia, such person's articles of incorporation, by-laws, articles of association or deed of foundation, as applicable, internal rules of organisation and operation, rules of procedure of board of directors meetings, if applicable, rules of procedure of supervisory board meetings, if applicable, register of quotaholder(s) or shareholder(s), as appropriate, and all similar and/or analogous documents whatsoever).

         "Default" means an Event of Default or any fact, event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period which has commenced, the giving of notice where such notice could be issued, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

         "Deed of Guarantee No. 1" means the deed of guarantee dated on or about the date of this Agreement made between: (1) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as guarantor; (2) Citibank International plc as beneficiary and Facility Agent; (3) Citibank Rt. as beneficiary and Security Agent; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Deed of Guarantee No. 2" means the deed of guarantee dated on or about the date of this Agreement and made between: (1) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as guarantor; (2) Citibank International plc as beneficiary and Facility Agent; (3) Citibank Rt. as beneficiary and Security Agent; (4) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Deed of Guarantee No. 3" means the deed of guarantee dated on or about the date of this Agreement and made between: (1) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as guarantor; (2) Citibank International plc as beneficiary and Facility Agent; (3) Citibank Rt. as beneficiary and Security Agent; (4) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Deed of Guarantee No. 4" means the deed of guarantee dated on or about the date of this Agreement and made between: (1) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as guarantor; (2) Citibank International plc as beneficiary and Facility Agent; (3) Citibank Rt. as beneficiary and Security Agent; (4) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (6) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Deed of Guarantee No. 5" means the deed of guarantee dated on or about the date of this Agreement made between: (1) HTCC Tanacsado Reszvenytarsasag as guarantor; (2) Citibank International plc as beneficiary and Facility Agent; (3) Citibank Rt. as beneficiary and Security Agent; (4) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (6) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (7) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Deed of Guarantee No. 6" means the deed of guarantee dated on or about the date of this Agreement made between: (1) Hungarian Telephone and Cable Corp. as guarantor; (2) Citibank International plc as beneficiary and Facility Agent; (3) Citibank Rt. as beneficiary and Security Agent;
         (4) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (6) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (7) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (8) HTCC Tanacsado Reszvenytarsasag as countersignor.

         "Deeds of Guarantee" means, at any time, each of the Deed of Guarantee No. 1, the Deed of Guarantee No. 2, the Deed of Guarantee No. 3, the Deed of Guarantee No. 4, the Deed of Guarantee No. 5, the Deed of Guarantee No. 6 and any other deed of guarantee at such time designated as such in writing jointly by the Facility Agent, the Security Agent and the Obligors.

         "Dispute" has the meaning attributed to it in Clause 37.7 (Facility Agent's option to refer disputes to arbitration).

         "Distribution" means, at any time, any dividend or distribution or other payment whatsoever made, paid or otherwise provided by, or on behalf of, any Obligor to or for the benefit of any of its shareholders.

         "EBITDA" means, in respect of any period, the consolidated net operating income of the Group for such period plus any net hedging costs, net interest, Tax, and any amount(s) of depreciation and amortisation charged to the consolidated profit and loss account of the Group, adjusted to reflect the amounts of any extraordinary items and any foreign exchange gains and losses (such that foreign exchange gains are deducted and foreign exchange losses added back) and non-cash items in respect of ongoing operations, in each case, during such period.

         "Encumbrance" means: (a) a mortgage, charge, pledge, lien or other encumbrance or security interest whatsoever securing any obligation of any person; (b) any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set-off or made subject to a combination of accounts so as to effect payment of sums owed or payable to any person; or (c) any other type of agreement or arrangement (including, but not limited to, title transfer and retention arrangements) having a similar effect.

         "Enforcement of Judicial Decisions Act" means Act LIII of 1994 on the Enforcement of Judicial Decisions, as amended, of Hungary.

         "Escrow Account" means the closed ("zarolt") bank account denominated in dollars of Hungarian Telephone and Cable Corp. opened (or to be opened) and maintained with the Escrow Bank for the purposes of the Escrow Agreement.

         "Escrow Agreement" means the escrow agreement dated on or about the date of this Agreement made between: (1) Hungarian Telephone and Cable Corp.; (2) Citibank Rt. as Escrow Bank; and (3) Citibank International plc in its capacity as Facility Agent.

         "Escrow Bank" means Citibank Rt. acting in its capacity as Escrow Bank under the Escrow Agreement.

         "EURIBOR" means, in relation to any Loan or Unpaid Sum denominated in euro:

         (a)      the applicable Screen Rate; or

         (b) (if no Screen Rate is available for the period of that Loan or Unpaid Sum) the arithmetic mean of the rates (rounded upwards to four (4) decimal places) as supplied to the Facility Agent at its request quoted by the Relevant Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan or period on which interest is to accrue.

         "Event of Default" means any fact, event or circumstance specified or described as such in Clause 22 (Events of Default).

         "Excess Cashflow" means, in respect of any period, EBITDA for such period adjusted downwards to reflect any changes in working capital, capital expenditure, acquisitions (less disposals), amount(s) paid in respect of Tax, net interest costs (including in respect of the Notes), any costs incurred as a result of implementing the Hedging Strategy, any Related Party Payments, any payments of dividends made in respect of the Preference Shares and scheduled repayments of the Loans (or part(s) thereof).

         "Facility" means Facility A or Facility B.

         "Facility A" means the term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

         "Facility A Commitment" means:

         (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility A Commitment" in Schedule 1 (The Original Lenders) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

         (b) in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement,

         to the extent not cancelled, reduced or transferred by it under this Agreement.

         "Facility A EURO Commitment" means, in respect of any Lender, such Base Currency Amount of its Facility A Commitment which is not to be funded in forint pursuant to the Utilisation Request in respect of Facility A.

         "Facility A HUF Commitment" means, in respect of any Lender, such Base Currency Amount, if any, of its Facility A Commitment as such Lender has previously, by written notice to the Facility Agent, agreed to provide denominated in forint.

         "Facility A Loan" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

         "Facility B" means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facilities).

         "Facility B Commitment" means:

         (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility B Commitment" in Schedule 1 (The Original Lenders) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

         (b) in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,

         to the extent not cancelled, reduced or transferred by it under this Agreement.

         "Facility B Loan" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

         "Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date such Lender becomes a Lender (or, following that date, by not less than five (5) Business Days' written notice) as the office or offices through which such Lender will perform its obligations under this Agreement.

         "Fee Letter" means any letter or letters dated on or before the date of this Agreement from the Arrangers to any of the Obligors (or from any Agent to any of the Obligors) setting out any of the fees referred to in Clause 12 (Fees).

         "Final Maturity Date" means 31 December 2007.

         "Finance Documents" means, at any time, each of this Agreement, each Fee Letter, each Hedging Document, the Letter of Borrowings and Encumbrances, each Note, each Security Agreement, the Subordination and Trust Deed and any other document, notice, instrument or agreement entered into or delivered pursuant to any of the foregoing and any other document, notice, instrument or agreement at such time designated as such in writing jointly by the Facility Agent, the Security Agent and the Obligors, and "Finance Document" means any and each such document, notice, instrument or agreement.

         "Finance Parties" means, at any time, each of the Arrangers, the Facility Agent, the Security Agent, the Lenders and the Hedging Banks at such time and "Finance Party" shall mean any or each of them.

         "Financial Indebtedness" means any indebtedness for or in respect of:

         (a)      moneys borrowed;

         (b) any amount raised by acceptance under any acceptance credit facility or any other documentary credit facility;

         (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

         (d) any guarantee, indemnity, bond, standby letter of credit or any other instrument issued in connection with the performance of any contract or other obligation;

         (e) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with US GAAP, IAS and/or HAS, as appropriate and as consistently applied in such jurisdiction, be treated as a finance or capital lease;

         (f) any amount raised pursuant to any issue of shares which are expressed to be redeemable;

         (g) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

         (h) the amount of any liability in respect of any advance or deferred purchase agreement if one of the primary reasons for entering into such agreement is to raise finance;

         (i) any amount raised under any other transaction (including, but not limited to, any forward sale or purchase agreement) having the commercial effect of a borrowing;

         (j) any agreement or option to re-acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance;

         (k) any derivative transaction, including, but not limited to, any interest rate swap, currency swap, forward foreign exchange transaction, cap, floor, or option transaction or any other transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and the amount of the Financial Indebtedness in relation to any such transaction shall be calculated by reference to the marked-to-market valuation of such transaction at the relevant time);

         (l) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

         (m) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (l) above.

         "Financial Services Authority" means the Financial Services Authority of the United Kingdom of Great Britain and Northern Ireland.

         "Fixed Charge No. 1 Agreement" means the fixed charge agreement dated on or about the date of this Agreement made between: (1) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Citibank Rt. as pledgee and Security Agent; (3) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Fixed Charge No. 2 Agreement" means the fixed charge agreement dated on or about the date of this Agreement made between: (1) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Citibank Rt. as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

        "Fixed Charge No. 3 Agreement" means the fixed charge agreement dated on or about the date of this Agreement made between: (1) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Citibank Rt. as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Fixed Charge No. 4 Agreement" means the fixed charge agreement dated on or about the date of this Agreement made between: (1) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as pledgor;
         (2) Citibank Rt. as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Fixed Charge No. 5 Agreement" means the fixed charge agreement dated on or about the date of this Agreement made between: (1) HTCC Tanacsado Reszvenytarsasag as pledgor; (2) Citibank Rt. as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Fixed Charge Agreements" means, at any time, each of the Fixed Charge No. 1 Agreement, the Fixed Charge No. 2 Agreement, the Fixed Charge No. 3 Agreement, the Fixed Charge No. 4 Agreement, the Fixed Charge No. 5 Agreement and any other fixed charge agreement at such time designated as such in writing jointly by the Facility Agent, the Security Agent and the Obligors.

         "Floating Charge No. 1 Agreement" means the floating charge agreement dated on or about the date of this Agreement made between: (1) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Citibank Rt. as pledgee and Security Agent; (3) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Floating Charge No. 2 Agreement" means the floating charge agreement dated on or about the date of this Agreement made between: (1) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Citibank Rt. as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Floating Charge No. 3 Agreement" means the floating charge agreement dated on or about the date of this Agreement made between: (1) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Citibank Rt. as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Floating Charge No. 4 Agreement" means the floating charge agreement dated on or about the date of this Agreement made between: (1) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as pledgor;
         (2) Citibank Rt. as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Floating Charge No. 5 Agreement" means the floating charge agreement dated on or about the date of this Agreement made between: (1) HTCC Tanacsado Reszvenytarsasag as pledgor; (2) Citibank Rt. as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Floating Charge Agreements" means, at any time, each of the Floating Charge No. 1 Agreement, the Floating Charge No. 2 Agreement, the Floating Charge No. 3 Agreement, the Floating Charge No. 4 Agreement, the Floating Charge No. 5 Agreement and any other floating charge agreement designated at such time as such in writing jointly by the Facility Agent, the Security Agent and the Obligors.

         "Foreign Exchange Act" means Act XCV of 1995 on Foreign Exchange, as amended, of Hungary.

         "Good Industry Practice" means the exercise of that degree of skill, diligence, prudence, foresight and operating practice which would reasonably and ordinarily be expected from a skilled and experienced telecommunications operator engaged in the same type of undertaking as the Group.

         "Government Decree" means government decree number 7 of 1997 (I.22.) issued by the Hungarian Government pursuant to the Civil Code.

         "Group" means, at any time, Hungarian Telephone and Cable Corp. and its Subsidiaries at such time.

         "HAS" means, at any time, accounting principles, standards and practices generally accepted and implemented in Hungary at such time.

         "Hedging Bank" means, at any time, any financial institution or bank which is at such time a counterparty to a Hedging Document entered into by any Borrower.

         "Hedging Document" means each agreement in respect of any derivative transaction, including, but not limited to, any interest rate swap, currency swap, forward foreign exchange transaction, cap, floor, or option transaction, or any other transaction entered into in connection with protection against any fluctuation in any rate or price, in each case, entered into by a Borrower in compliance with and in order to implement the Hedging Strategy, each such agreement to be based on the 1992

         ISDA Master Agreement (multicurrency-cross border) and each in a form approved in advance by the Facility Agent, acting on the instructions of the Majority Lenders.

         "Hedging Strategy" means, at any time, in respect of the Borrowers, the strategy of the Borrowers at such time, devised by the Borrowers in accordance with sound and prudent business practices, for the management and mitigation of the risks arising to the financial condition of the Borrowers from interest rate and/or foreign exchange rates and implemented by the Borrowers during the term of this Agreement pursuant to Clause 21.20 (Hedging Strategy).

         "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

         "HTCC Tanacsado Reszvenytarsasag" means HTCC Tanacsado
         Reszvenytarsasag, a company duly incorporated under the laws of Hungary, with its registered office at Terez krt. 46, H-1066 Budapest, Hungary and registered at the Metropolitan Court of Registration with registration number 01-10-042606.

         "Hungarian Telephone and Cable Corp." means Hungarian Telephone and Cable Corp., a company registered under the laws of the State of Delaware, United States of America and whose principal place of business as at the date of this Agreement is at 100 First Stamford Place Suite, 204 Stamford, CT06902, Connecticut, United States of America.

         "Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag" means Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag, a company duly incorporated under the laws of Hungary, with its registered office at Terez krt. 46, H-1066 Budapest, Hungary and registered at the Metropolitan Court of Registration with registration number 01-10-043040.

         "Hungary" means the Republic of Hungary.

         "IAS" means, at any time, international accounting standards issued by the International Accounting Standards Committee from time to time as such international accounting standards are accepted and implemented in Hungary at such time.

         "Income" means, in respect of any person at any time, the entire income of and all cash and/or money and/or money equivalent receivables whatsoever and howsoever arising of such person at such time.

         "Income Accounts" means the bank accounts of the Obligors, being, as at the date of this Agreement, in respect of:

         (a) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag, those set out and detailed in Schedule 11 (List of Bank Accounts) and any sub-accounts of such account;

         (b) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag, those set out and detailed in Schedule 11 (List of Bank Accounts) and any sub-accounts of such account;

         (c) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag, those set out and detailed in Schedule 11 (List of Bank Accounts) and any sub-accounts of such account;

         (d) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag, those set out and detailed in Schedule 11 (List of Bank Accounts) and any sub-accounts of such account; and

         (e)      HTCC Tanacsado Reszvenytarsasag, those set out and detailed in
                  Schedule 11 (List of Bank Accounts) and any sub-accounts of such account,

         and/or any other account(s) and/or branch(es) with any Lender or which the Facility Agent and the Security Agent, acting on the instructions of the Majority Lenders, may approve.

         "Information Memorandum" means the document in the form approved by each member of the Group concerning the Obligors which, at the Hungarian Telephone and Cable Corp.'s request and on its behalf, was prepared in relation to this transaction and distributed by the Arrangers to selected financial institutions prior to the date of this Agreement.

         "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

         "IO Fund" means the Danish Investment Fund for Central and Eastern Europe, an entity organised under the laws of Denmark.

         "Key Performance Indicators Certificate" means a certificate substantially in the form set out in Schedule 7 (Form of Key Performance Indicators Certificate).

         "KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag" means KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag, a company duly incorporated under the laws of Hungary, with its registered office at Dozsa Gy. utca 15., H-3162 Sagujfalu, Hungary and registered at the Nograd County Court of Registration with registration number 12-10-001503.

         "Lender" means:

         (a)      any Original Lender; and

         (b) any bank or financial institution which has become a Party in accordance with Clause 23 (Changes to the Lenders),

         which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

         "Letter of Borrowings and Encumbrances" means the letter dated on or about the date of this Agreement, addressed to the Facility Agent and signed by each member of the Group setting out, in reasonable detail, particulars of: (i) all of their respective indebtedness, (whether incurred as principal or surety), whether present or future, actual or contingent; (ii) all Encumbrances (if any), whether present or future, actual or contingent, over any of their respective assets (other than Permitted Encumbrances); and (iii) an explanation as to how such indebtedness and encumbrances will be repaid, eliminated, discharged, released, replaced and/or consolidated, as applicable, on the basis agreed in advance in writing prior to the date of this Agreement by each member of the Group and the Facility Agent.

         "LIBOR" means, in relation to any Loan or Unpaid Sum denominated in a currency other than forint or euro:

         (a)      the applicable Screen Rate; or

         (b) (if no Screen Rate is available for the currency or period of that Loan or Unpaid Sum) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the

                  Facility Agent at its request quoted by the Relevant Reference Banks to leading banks in the London interbank market,

         as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan or Unpaid Sum and for a period comparable to the Interest Period of the relevant Loan or period on which interest is to accrue.

         "Loan" means a Facility A Loan or a Facility B Loan.

         "Majority Lenders" means:

         (a) if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than sixty six and two-thirds per cent. (66 2/3%) of the Total Commitments (or, if the Total Commitments have been reduced to zero (0), aggregated more than sixty six and two-thirds per cent. (66 2/3%) of the Total Commitments immediately prior to the reduction); or

         (b) at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than sixty six and two-thirds per cent. (66 2/3%) of all the Loans then outstanding,

         Provided that, in respect of any Lender which, at the time of any determination to be made by the Majority Lenders pursuant to this Agreement, owns, legally and/or beneficially, directly and/or indirectly, five per cent. (5%) or more of the issued and paid-up share capital of Hungarian Telephone and Cable Corp. and/or any Note(s) and/or any Warrant(s), such Lender's Commitment and participation in the Total Commitments or participations in all the Loans then outstanding, as applicable, shall be deemed to be zero (0) for the purposes of determining the composition of the Majority Lenders and such Lender shall not be entitled to take part in any such determination by the remaining Lenders.

         "Material Adverse Effect" means, in relation to any fact(s), event(s) and/or circumstance(s) or series of the foregoing, such fact(s), event(s) and/or circumstance(s) which has or would be reasonably likely to have a material adverse effect on:

         (a) the business, condition (financial or otherwise) or results of operations of any Obligor;

         (b) the business, condition (financial or otherwise) or results of operations of the Group taken as a whole; and/or

         (c) the ability of any Obligor to duly comply, perform and discharge such Obligor's respective obligations and liabilities under any of the Finance Documents.

         "Minister" means, at any time, the Minister appointed at such time to head the Ministry.

         "Minister's Letter" means the letter from the Minister to Koves Clifford Chance Punder (as legal counsel acting on behalf of the Borrowers) confirming, inter alia, the Minister's approval of the creation of the Encumbrances created by and constituted in the Security Agreements and approving, on terms and conditions set out in such letter(s), the transfer of ownership of the Borrowers and/or the assets of the Borrowers upon the enforcement of the Encumbrances created by and constituted in the Security Agreements.

         "Ministry" means, as at the date of this Agreement, the Ministry of Transport, Communication and Water Management of Hungary (or any successor Competent Authority with relevant responsibilities at such time in respect of the Concession Contracts).

         "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

         (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

         (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

         (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

         The above rules will only apply to the last Month of any period.

         "Mortgage No. 1 Agreement" means the mortgage agreement dated on or about the date of this Agreement made between: (1) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as mortgagor; (2) Citibank Rt. as mortgagee and Security Agent; (3) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Mortgage No. 2 Agreement" means the mortgage agreement dated on or about the date of this Agreement made between: (1) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as mortgagor; (2) Citibank Rt. as mortgagee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Mortgage No. 3 Agreement" means the mortgage agreement dated on or about the date of this Agreement made between: (1) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as mortgagor; (2) Citibank Rt. as mortgagee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Mortgage No. 4 Agreement" means the mortgage agreement dated on or about the date of this Agreement made between: (1) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as mortgagor; (2) Citibank Rt. as mortgagee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Mortgage No. 5 Agreement" means the mortgage agreement dated on or about the date of this Agreement made between: (1) HTCC Tanacsado Reszvenytarsasag as mortgagor; (2) Citibank Rt. as mortgagee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Mortgage Agreements" means, at any time, each of the Mortgage No. 1 Agreement, the Mortgage No. 2 Agreement, the Mortgage No. 3 Agreement, the Mortgage No. 4 Agreement, the Mortgage No. 5 Agreement and any other mortgage agreement at such time designated as such in writing jointly by the Facility Agent, the Security Agent and the Obligors.

         "NBH" means the National Bank of Hungary.

         "NBH Acknowledgement" means the acknowledgement of the NBH issued in respect of Facility A pursuant to the Foreign Exchange Act.

         "NBH Permission" means the licence of the NBH issued in respect of Facility B pursuant to the Foreign Exchange Act.

         "Net Cumulative Excess Cashflow" means, at any time, the aggregate of all positive Excess Cashflow amounts, calculated from 1 January 2000 onwards, up to such time less the aggregate of all prepayments made to the Lenders, calculated from 1 January 2000 onwards, up to such time by any Borrower(s) pursuant to Clause 8.2 (Mandatory prepayment).

         "Notaries Public Act" means Act XLI of 1991 on Notaries Public, as amended, of Hungary.

         "Notary Public" means a notary public of Hungary, duly operating under the Notaries Public Act who, amongst other matters, is entitled to notarise and enter details of applicable collateral securities into the Register of Pledges.

         "Notes" means each of the twenty five (25) unsecured loan notes, each of one million dollar (USD 1,000,000) nominal value, dated 10 May 1999 issued by Hungarian Telephone and Cable Corp. to Postabank es Takarekpenztar Reszvenytarsasag as noteholder, as amended and restated pursuant to the Amendment No. 1 to Securities Purchase Agreement, as such notes may have been prepaid in accordance with this Agreement and "Note" means any or each of them.

         "Obligors" means each of the Borrowers and each Guarantor and "Obligor" shall mean any or each of them.

         "Optional Currency" means, in respect of Facility A, forint.

         "Original Financial Statements" means, in respect of:

         (i) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag, its financial statements for its financial year ended 31 December 1998 audited by the Auditors;

         (ii) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag, its financial statements for its financial year ended 31 December 1998 audited by the Auditors;

         (iii) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag, its financial statements for its financial year ended 31 December 1998 audited by the Auditors;

         (iv) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag, its financial statements for its financial year ended 31 December 1998 audited by the Auditors;

         (v) HTCC Tanacsado Reszvenytarsasag, its financial statements for its financial year ended 31 December 1998 audited by the Auditors;

         (vi) PILISTAV Tavkozlesi, Epito es Szolgaltato Korlatolt Felelossegu Tarsasag, its financial statements for its financial year ended 31 December 1998 audited by the Auditors; and

         (vii) Hungarian Telephone and Cable Corp., the 10K Document for its financial year ended 31 December 1998 audited by KPMG L.L.P. and the 10Q Document in respect of the first nine (9) Months of its 1999 financial year, such nine (9) Month period ending 30 September 1999.

         "Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag" means Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag, a company duly incorporated under the laws of Hungary, with its registered office at Major utca 2., H-8500 Papa, Hungary and registered at the Veszprem County Court of Registration with registration number 19-10-500090.

         "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Communities relating to European Monetary Union.

         "Party" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees and "Parties" means any two (2) or more such persons.

         "Permitted Fee Distribution" means any Distribution to be made by any Obligor (other than Hungarian Telephone and Cable Corp.) to Hungarian Telephone and Cable Corp. and/or HTCC Tanacsado Reszvenytarsasag, as appropriate, as guarantee or similar fees in respect of the guarantees created by and constituted in the Deed of Guarantee No. 5 or the Deed of Guarantee No. 6, as applicable, and/or as loan fees, interest or similar fees in respect of the Financial Indebtedness of such Obligor to Hungarian Telephone and Cable Corp. or HTCC Tanacsado Reszvenytarsasag, as applicable, made in accordance with Clause 21.13 (Loans and guarantees), in each case the amounts of which have been expressly approved in advance in writing by the Facility Agent, acting on the instructions of the Majority Lenders.

         "Permitted Inter-company Loan" means any loan made between any of the Borrowers or any loan made between any of the Borrowers and HTCC Tanacsado Reszvenytarsasag, expressly contemplated by and permitted pursuant to paragraph (a) of Clause 21.13 (Loans and guarantees).

         "Permitted Management Contracts" means any management or similar agreement, contract or other arrangement whatsoever to which any member of the Group is or will be a party which:

         (a) has been fully disclosed to and approved by the Facility Agent prior to the date of this Agreement;

         (b) which has been approved in advance in writing by the Facility Agent, acting on the instructions of the Majority Lenders; or

         (c) does not give rise to a Material Adverse Effect and which (if not already falling into the scope of paragraphs (a) or (b) above) when aggregated with all other such agreements, contracts or other arrangements does not in any financial year give rise to a liability (present or future, actual or contingent) of an amount more than the equivalent to five hundred thousand dollars (USD 500,000).

         "PILISTAV Tavkozlesi, Epito es Szolgaltato Korlatolt Felelossegu Tarsasag" means PILISTAV Tavkozlesi, Epito es Szolgaltato Korlatolt Felelossegu Tarsasag a company duly incorporated under the laws of Hungary, with its registered office at Jozsef Attila u. 1., H-2083 Solymar, Hungary and registered at the Pest County Court of Registration with registration number 13-09-065295.

         "Pledge and Security Agreement" means the pledge and security agreement dated on or about the date of this agreement made between: (1) Hungarian Telephone and Cable Corp. as grantor; and (2) Citibank Rt. as Security Agent.

         "Pledge Over Bank Accounts No. 1 Agreement" means the pledge over bank accounts agreement dated on or about the date of this Agreement made between: (1) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Citibank Rt. as pledgee and Security Agent; (3) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and
         (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Pledge Over Bank Accounts No. 2 Agreement" means the pledge over bank accounts agreement dated on or about the date of this Agreement made between: (1) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Citibank Rt. as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and
         (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Pledge Over Bank Accounts No. 3 Agreement" means the pledge over bank accounts agreement dated on or about the date of this Agreement made between: (1) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Citibank Rt. as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Pledge Over Bank Accounts No. 4 Agreement" means the pledge over bank accounts agreement dated on or about the date of this Agreement made between: (1) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Citibank Rt. as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Pledge Over Bank Accounts No. 5 Agreement" means the pledge over bank accounts agreement dated on or about the date of this Agreement made between: (1) HTCC Tanacsado Reszvenytarsasag as pledgor; (2) Citibank Rt. as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Pledge Over Bank Accounts No. 6 Agreement" means the pledge over bank accounts agreement dated on or about the date of this Agreement made between: (1) Hungarian Telephone and Cable Corp. as pledgor; (2) Citibank Rt. as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) Papa es Tersege Tavkozlesi

         Koncesszios Reszvenytarsasag as countersignor; and (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (7) HTCC Tanacsado Reszvenytarsasag as countersignor.

         "Pledge Over Bank Accounts Agreements" means, at any time, each of the Pledge Over Bank Accounts No. 1 Agreement, the Pledge Over Bank Accounts No. 2 Agreement, the Pledge Over Bank Accounts No. 3 Agreement, the Pledge Over Bank Accounts No. 4 Agreement, the Pledge Over Bank Accounts No. 5 Agreement, the Pledge Over Bank Accounts No. 6 Agreement and any other pledge over bank accounts agreement at such time designated as such in writing jointly by the Facility Agent, the Security Agent and the Obligors.

         "Preference Shares" means the thirty thousand (30,000) preference shares ("Preferred Stock Series A"), each with a par value of zero point zero zero one dollars (USD 0.001) and each with a liquidation value of seventy dollars (USD 70), in Hungarian Telephone and Cable Corp. issued to Citizens International Management Services Company on 12 May 1999 which are convertible at any time after 10 May 2000, at the option of the holder, into common shares of Hungarian Telephone and Cable Corp. on a one for ten (1:10) basis and which until such conversion entitle the holder to receive cumulative dividends payable in arrears at an annual rate of five per cent. (5%) compounded annually on the liquidation value.

         "Qualifying Lender" has the meaning provided for in Clause 13.1 (Definitions).

         "Quotation Day" means, in relation to any period for which an interest rate is to be determined:

         (a) if the currency is euro, two (2) TARGET Days before the first day of that period; or

         (b) for any currency other than euro, two (2) Business Days before the first day of that period,

         unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

         "RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag" means RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag, a company duly incorporated under the laws of Hungary, with its registered office at Ady Endre utca 1., H-9600 Sarvar, Hungary and registered at the Vas County Court of Registration with registration number 18-10-100512.

         "Reduction Date" means 31 December 2005.

         "Reduction Instalment" means two million five hundred thousand euro (EUR 2,500,000).

         "Register of Pledges" means the register of pledges maintained by the Hungarian National Chamber of Notaries Public, as provided for by the Government Decree.

         "Related Party" means, at any time, with respect to any person: (a) an Affiliate of such person; (b) a director, managing director, supervisory board member, employee or similar officer of such person; or (c) any spouse, relative in a direct line, adopted child, stepchild, foster-child, adoptive, step- or foster-parent, brother or sister of any person referred to in paragraph (a) above at such time.

         "Related Party Payments" means the payments to be made to former members of the management of the Group as detailed in the Information Memorandum, being for 2000 the amount not to exceed one million two hundred and eight thousand three hundred and forty dollars (USD 1,208,340), for 2001 the amount not to exceed one million two hundred and eight thousand three hundred and forty dollars (USD 1,208,340) and for 2002 an amount not to exceed seven hundred and seventeen thousand dollars (USD 717,000).

         "Relevant Interbank Market" means:

         (a) in respect of any Facility A Loan or Unpaid Sum denominated in forint, the Budapest interbank market for BUBOR;

         (b) in respect of any Facility A Loan, Facility B Loan or Unpaid Sum denominated in euro, the Brussels interbank market for EURIBOR; and

         (c) in respect of any Unpaid Sum denominated in any currency other than euro or forint, the London interbank market for LIBOR.

         "Relevant Interbank Market Rate" means

         (a) in respect of a Facility A Loan or Unpaid Sum denominated in forints, BUBOR;

         (b) in respect of a Facility A Loan, Facility B Loan or Unpaid Sum denominated in euro, EURIBOR; and

         (c) in respect of an Unpaid Sum denominated in a currency other than euro or forint, LIBOR.

         "Relevant Reference Banks" means:

         (a) in respect of BUBOR, the principal Budapest offices of Citibank Rt., Westdeutsche Landesbank (Hungaria) Rt. and Magyar Kulkereskedelmi Bank Rt. and/or such other bank or banks as may be appointed as such by the Facility Agent after consultation with the Borrowers;

         (b) in respect of EURIBOR, the principal Brussels offices of Citibank, N.A., principal Dusseldorf offices of Westdeutsche Landesbank Girozentrale and principal Paris offices of Credit Lyonnais S.A. and/or such other bank or banks as may be appointed as such by the Facility Agent after consultation with the Borrowers; and

         (c) in respect of LIBOR, the principal London offices of Citibank, N.A., Westdeutsche Landesbank Girozentrale and Credit Lyonnais S.A. and/or such other bank or banks as may be appointed as such by the Facility Agent after consultation with the Borrowers.

         "Repayment Dates" means each of the dates provided for under Clause 7.1 (Repayment of Facility A Loans) and "Repayment Date" means any such date Provided that where any such Repayment Date is not a Business Day, the relevant date shall be deemed to be the Business Date immediately preceding such Repayment Date and "Repayment Date" and "Repayment Dates" shall, in such circumstances, be construed accordingly.

         "Repeating Representations" means each of those representations set out in Clause 18 (Representations) which are stated as being deemed to be repeated as provided for pursuant to Clause 18.29 (Repetition).

         "Rollover Loan" means one or more Facility B Loans:

         (a) made or to be made on the same day that a maturing Facility B Loan is due to be repaid;

         (b) the aggregate amount of which is equal to or less than the maturing Facility B Loan; and

         (c) made or to be made to the same Borrower for the purpose of refinancing a maturing Facility B Loan.

         "Screen Rate" means:

         (a) in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Telerate Screen, being, as at the date of this Agreement, page 3750;

         (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period displayed on the appropriate page of the Telerate Screen, being, as at the date of this Agreement, page 248; and

         (c) in relation to BUBOR, the percentage rate per annum determined according to the rules established by the Hungarian Forex Association and published by the NBH for the relevant period displayed on the appropriate page of the Reuters Screen, being, as at the date of this Agreement, page BUBOR, or, if the agreed page is replaced or service ceases to be available, such other page or service displaying the appropriate rate as the Facility Agent, after consultation with the Borrowers and the Lenders, may select.

         "Securities Purchase Agreement" means the securities purchase agreement dated 10 May 1999 made between: (1) Hungarian Telephone and Cable Corp.; and (2) Postabank es Takarekpenztar Reszvenytarsasag.

         "Security Agent's Spot Rate of Exchange" means the Security Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the Budapest foreign exchange market at or about
         10.00 a.m. (Budapest time) on a particular day.

         "Security Agreements" means, at any time, each of the Assignment of Contractual Rights Agreements, the Deeds of Guarantee, the Fixed Charge Agreements, the Floating Charge Agreements, the Mortgage Agreements, the Pledge and Security Agreement, the Pledge Over Bank Accounts Agreements, the Security Deposit Agreements and any other document at such time designated as such in writing jointly by the Facility Agent, the Security Agent and the Obligors.

         "Security Deposit No. 1 Agreement" means the security deposit agreement dated on or about the date of this Agreement made between: (1) Hungarian Telephone and Cable Corp. as depositor; (2) Citibank Rt. as depositee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios

         Reszvenytarsasag as countersignor; (6) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (7) HTCC Tanacsado Reszvenytarsasag as countersignor.

         "Security Deposit No. 2 Agreement" means the security deposit agreement dated on or about the date of this Agreement made between: (1) HTCC Tanacsado Reszvenytarsasag as depositor; (2) Citibank Rt. as depositee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (6) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Security Deposit Agreements" means each of the Security Deposit No. 1 Agreement, the Security Deposit No. 2 Agreement and any other security deposit agreement designated as such in writing jointly by the Facility Agent, the Security Agent and the Obligors.

         "Selection Notice" means a notice substantially in the form set out in
         Part II of Schedule 3 (Form of Requests) given in accordance with Clause 10 (Interest Periods) in relation to Facility A.

         "Senior Finance Documents" means, at any time, each of this Agreement, each Fee Letter, each Hedging Document, each Security Agreement, the Subordination and Trust Deed and any other document, notice, instrument or agreement entered into or delivered pursuant to any of the foregoing and any other document, notice, instrument or agreement at such time designated as such in writing jointly by the Facility Agent, the Security Agent and the Obligors, and "Senior Finance Document" means any and each such document, notice, instrument or agreement.

         "Specified Time" means a time determined in accordance with Schedule 9 (Timetables).

         "Subordination and Trust Deed" means the subordination and trust deed dated on or about the date of this Agreement made between: (1) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag; (2) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag; (3) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag; (4) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag; (5) Hungarian Telephone and Cable Corp.;
         (6) HTCC Tanacsado Reszvenytarsasag; (7) Citibank International plc acting in its capacity as Facility Agent on behalf of each and every Finance Party; and (8) Citibank Rt. acting in its capacity as Security Agent on behalf of each and every Finance Party.

         "Subsidiary" means, in respect of a company or corporation, any other company or corporation:

         (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

         (b) more than half the issued share or quota capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

         (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation;

         and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to direct and/or control the composition of its board of directors or equivalent body.

         "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

         "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

         "Tax" means any tax, stamp tax, registration tax, documentary tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

         "Taxes Act" means the Income and Corporation Taxes Act 1988, as amended, of England and Wales.

         "Telecommunications Act" means Act LXXVII of 1992 on Telecommunication, as amended, of Hungary.

         "Telecommunications Authority" means Hirkozlesi Fofelugyelet, being an organ of the Ministry, with, inter alia, certain responsibilities, duties and rights in respect of the Telecommunications Act.

         "Tele Danmark A/S" means Tele Danmark A/S, a corporation duly incorporated under the laws of Denmark, whose principal place of business is at Kannikegade 16, DK 8000, Aarhus-C, Denmark.

         "Total Commitments" means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being one hundred and thirty million euro (EUR 130,000,000) at the date of this Agreement.

         "Total Facility A Commitments" means the aggregate of the Facility A Commitments, being one hundred and twenty five million euro (EUR 125,000,000) at the date of this Agreement.

         "Total Facility A EURO Commitments" means the aggregate Base Currency Amount of the Facility A EURO Commitments of the Lenders.

         "Total Facility A HUF Commitments" means the aggregate Base Currency Amount of the Facility A HUF Commitments of the Lenders.

         "Total Facility A Loan" means, at any time, the Base Currency Amount of all Facility A Loans drawn down and outstanding at such time.

         "Total Facility B Commitments" means the aggregate of the Facility B Commitments, being five million euro (EUR 5,000,000) at the date of this Agreement.

         "Transfer Certificate" means a certificate substantially in the form set out in Part I of Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Obligors.

         "Transfer Date" means, in relation to a transfer, the later of:

         (a)      the proposed Transfer Date specified in the Transfer
                  Certificate; and

         (b) the date on which the Facility Agent executes the Transfer Certificate.

         "Trigger Date" means the first date on which, for the then two (2) preceding financial quarter years of the Group, the ratio, calculated on the basis of the financial statements set out in the relevant 10K Document and/or 10Q Documents in respect of such financial quarter years, of the aggregate amount of all indebtedness (including, for the purpose of these calculations, the amount of twenty five million dollars (USD 25,000,000) being the amount of principal outstanding under the Notes) of each member of the Group (excluding any indebtedness arising between members of the Group) to EBITDA (calculated, in each case, on the basis of the four (4) previous financial quarter years) was less than three point five to one (3.5:1).

         "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

         "US GAAP" means, from time to time, the general accounting principles generally accepted in the United Sates of America at such time;

         "Utilisation" means a utilisation of a Facility.

         "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

         "Utilisation Request" means a notice substantially in the form set out in Part I of Schedule 3 (Form of Requests).

         "VAT" means value added tax and any other Tax of a similar nature.

         "Warrant Confirmation Letter" means the letter dated on or about the date of this Agreement from Hungarian Telephone and Cable Corp. to Postabank es Takarekpenztar Reszvenytarsasag, in its capacities as holder of the Notes and as holder of the Warrants, confirming and affirming that each of the Warrants remains in full force and effect notwithstanding the amendment and restatement of the Notes pursuant to the Amendment No. 1 to Securities Purchase Agreement.

         "Warrants" means each warrant dated 12 May 1999 made between: (1) Hungarian Telephone and Cable Corp.; and (2) Postabank es Takarekpenztar Reszvenytarsasag, issued pursuant to the Securities Purchase Agreement and "Warrant" means any and each of them.

1.2      Construction

(a)      Any reference in this Agreement to:
         (i) the "Arrangers", any "Arranger", the "Facility Agent", the "Security Agent", the "Agents", any "Agent", the "Lenders", any "Lender", any "Finance Party", the "Finance Parties", "Citizens", "Tele Danmark A/S", "IO Fund" or "Beneficiary" shall be construed so as to include its (and any participant's) and any subsequent successors, transferees assigns and/or replacements in accordance with their respective interests;

         (ii) "assets" includes present and future properties, revenues and rights of every description;

         (iii) the "equivalent" on any given date in one currency (the "first currency") of an amount denominated in another currency (the "second currency") is, where neither the first currency nor the second currency is forint, a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Facility Agent at or about 9.15 a.m. (London time) on such date for the purchase of the first currency with the second currency or, if either the first currency or the second currency is forint, the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Security Agent at or about 10.00 a.m. (Budapest time) on such date for the purchase of the first currency with the second currency;

         (iv) the "European interbank market" means the interbank market for euro operating in Participating Member States;

         (v) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

         (vi) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

         (vii) "laws and regulations of Hungary" shall be construed so as to include any and all laws and regulations adopted in accordance with Act XI of 1987 on Law Making, as amended, of Hungary;

         (viii) a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

         (ix) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation and, in respect of any such, request or guideline, self-imposed regulation, being those with which it is customary to comply;

         (x) "repay" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "prepay" (or, as the case may be, the corresponding derivative form thereof);

         (xi) a "successor" shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

         (xii) the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of bankruptcy, liquidation, final accounting, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

         (xiii) a statute, law regulation, treaty or provision of any of the foregoing is, in the absence of express wording to the contrary, a reference to that statute, law, regulation, treaty or such provision as amended or re-enacted;

         (xiv) unless a contrary indication appears, a time of day is a reference to Budapest time;

         (xv) words imparting the singular shall be deemed to include the plural and vice versa.

(b)      Section, Clause and Schedule headings are for ease of reference only.

(c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

(e) "US$", "$", "USD", "dollars" and "Dollars" denote lawful currency of the United States of America; "HUF", "Forint" and "forint" denote lawful currency of Hungary; and "EUR", "euro" and "Euro" denote lawful currency of the Participating Member States.

                           SECTION 2 - THE FACILITIES

2.       THE FACILITIES

2.1      The Facilities
         Subject to the terms of this Agreement, the Lenders make available to the Borrowers:

         (a) a dual currency term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

         (b) a revolving loan facility in an aggregate amount equal to the Total Facility B Commitments.

2.2      Lenders' rights and obligations
(a) The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from an Obligor shall be a separate and independent debt.

(c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents without the prior consent or approval of any other person.

3.       PURPOSE

3.1      Purpose
(a) Each Borrower shall apply all amounts borrowed by it under Facility A towards the refinancing of such Borrower's existing indebtedness arising under the Bridge Loan Agreement.

(b) Each Borrower shall apply all amounts borrowed by it under Facility B towards the payment of amounts arising under any Fee Letter, interest arising under this Agreement and/or for general corporate working capital purposes.

3.2      Monitoring
         No Finance Party is (other than, in respect of a Lender which is a Hungarian credit institution, as required by mandatory laws and regulations of Hungary), obliged to monitor, verify or otherwise concern itself with the application of any amount(s) borrowed pursuant to this Agreement.

4.       CONDITIONS OF UTILISATION

4.1      Initial conditions precedent
         No Borrower may deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent. The Facility Agent shall notify the Obligors and the Lenders in writing promptly upon being so satisfied.

4.2      Further conditions precedent
         The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

         (a) no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan (subject to Clause 7.2 (Repayment of Facility B Loans), other than a Rollover Loan), no Default is continuing or would result from the proposed Loan; and

         (b) the Repeating Representations made or deemed to be made by each Obligor on such date are true in all material respects.

4.3      Conditions relating to Optional Currency
         The Borrowers have expressed a desire for all or part of the Facility A to be utilised and drawn down in Facility A Loans which are denominated in forints. The forint will constitute the Optional Currency in relation to the making of a Facility A Loan if it has been approved in writing by the Facility Agent (acting on the instructions of all the Lenders who have previously agreed to fund a Facility A Loan in forint) on or prior to the date four (4) Business Days before the receipt by the Facility Agent of the relevant Utilisation Request for that Facility A Loan.

4.4      Maximum number of Loans
         A Borrower may not deliver a Utilisation Request if, as a result of the proposed Utilisation:

         (a) more than eight (8) Facility A Loans would then be outstanding; or

         (b)      more than five (5) Facility B Loans would then be outstanding.

                             SECTION 3 - UTILISATION

5.       UTILISATION

5.1      Delivery of a Utilisation Request

(a) The Borrowers may only utilise Facility A by delivery to the Facility Agent of a single duly completed Utilisation Request not later than the Specified Time.

(b) A Borrower may utilise Facility B by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2      Completion of a Utilisation Request
         Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

         (a)      it identifies the Facility to be utilised;

         (b) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

         (c)      the currency and amount of each Utilisation comply with Clause
                  5.3 (Currency and amount); and

         (d) the proposed Interest Period complies with Clause 10 (Interest Periods).

5.3      Currency and amount
(a) The currency specified in a Utilisation Request in respect of any Facility A Loan must be the Base Currency or the Optional Currency and, in respect of any Facility B Loan must be the Base Currency.

(b)      In respect of Facility A:

         (i) the Base Currency Amount of any proposed Facility A Loan which is to be utilised and drawn down by a Borrower denominated in forint shall, when aggregated with all other Facility A Loans to be utilised and drawn down by the Borrowers denominated in forint, not exceed the Base Currency Amount, if any, of Facility A which the Lenders have previously, by written notice to the Facility Agent, agreed to provide to the Borrowers in forint;

         (ii) the Base Currency Amount of any proposed Facility A Loan which is to be utilised and drawn down by a Borrower shall, when aggregated with any other Facility A Loans to be utilised and drawn down by such Borrower, not exceed the following Base Currency Amounts:

                  (1) in respect of Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag, seventy nine million euro (EUR 79,000,000);

                  (2) in respect of RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag, fourteen million euro (EUR 14,000,000);

                  (3) in respect of Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag, thirteen million euro (EUR 13,000,000); and

                  (4) in respect of KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag, twenty six million euro (EUR 26,000,000); and

         (iii) the aggregate Base Currency Amount of each Facility A Loan to be utilised and drawn down by all of the Borrowers shall not exceed the Total Facility A Commitments.

(c) The amount of any proposed Facility B Loan must be a minimum of one million euro (EUR 1,000,000) or, if less, the Available Facility (in respect of Facility B) and, if for a greater amount, an integral multiple thereof of one million euro (EUR 1,000,000) or the balance of the Available Facility (in respect of Facility B), up to the Total Facility B Commitments.

5.4      Lenders' participation
(a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each applicable Loan available through its Facility Office.

(b) In respect of any Facility A Loans to be utilised and drawn down denominated in forint, each Lender shall participate in such Facility A Loans in an amount equal to the proportion borne by such Lender's Facility A HUF Commitment to the Total Facility A HUF Commitments.

(c) In respect of any Facility A Loans to be utilised and drawn down denominated in euro, each Lender shall participate in each such Facility A Loan in an amount equal to the proportion borne by such Lender's Facility A EURO Commitment to the Total Facility A EURO Commitments.

(d) The amount of each Lender's participation in each Facility B Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making such Facility B Loan.

(e) The Facility Agent shall notify each Lender in writing of the amount, currency and the Base Currency Amount of each Loan at the Specified Time.

5.5      Rounding by Facility Agent
         Each Obligor and each Finance Party hereby authorises and directs the Facility Agent to make such minor adjustments in respect of the amounts of the Facility A Loans, with the intent of avoiding problems, including but not limited to, the rounding of figures and to simplify the ongoing management of such Facility A Loans.

6.       OPTIONAL CURRENCY

6.1      Selection of currency
(a) A Borrower shall select the currency of a Facility A Loan in a Utilisation Request.

(b) If a Borrower fails to select a currency in relation to a Facility A Loan, such Facility A Loan will be denominated in euro.

6.2      Unavailability of the Optional Currency
         If before the Specified Time on any Quotation Day:

         (a) the Facility Agent has received notice from a Lender that the Optional Currency requested is not readily available to it in the amount required; or

         (b) a Lender notifies the Facility Agent that compliance with its obligation to participate in a Facility A Loan in the proposed Optional Currency would contravene an Applicable Law,

         the Facility Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Facility A Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount of that Facility A Loan) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

               SECTION 4 - REPAYMENT, PREPAYMENT AND CANCELLATION

7.       REPAYMENT

7.1      Repayment of Facility A Loans

(a) The Borrowers will repay the Facility A Loans in accordance with the schedule set out below:

                    --------------------------------------------------------------------------------
                    Repayment Date (subject to the proviso        Amount of the Total Facility A
                    contained in the definition of Repayment      Loan to be repaid on the
                    Dates in Clause 1.1 (Definitions))            relevant Repayment Date,
                                                                  expressed as a percentage of the
                                                                  Total Facility A Loan
                                                                  outstanding immediately
                                                                  following the making of the
                                                                  Facility A Loans (subject to any
                                                                  adjustment(s) made in respect of
                                                                  any prepayments made pursuant to
                                                                  Clause 8.4 (Voluntary Prepayment
                                                                  of Facility A Loans))
         -------------------------------------------------------------------------------------------
         1.         30 June 2001                                                three per cent. (3%)
         -------------------------------------------------------------------------------------------
         2.         31 December 2001                                             four per cent. (4%)
         -------------------------------------------------------------------------------------------
         3.         30 June 2002                                                 five per cent. (5%)
         -------------------------------------------------------------------------------------------
         4.         31 December 2002                                              six per cent. (6%)
         -------------------------------------------------------------------------------------------
         5.         30 June 2003                                                seven per cent. (7%)
         -------------------------------------------------------------------------------------------
         6.         31 December 2003                                            seven per cent. (7%)
         -------------------------------------------------------------------------------------------
         7.         30 June 2004                                                seven per cent. (7%)
         -------------------------------------------------------------------------------------------
         8.         31 December 2004                                            seven per cent. (7%)
         -------------------------------------------------------------------------------------------
         9.         30 June 2005                                                eight per cent. (8%)
         -------------------------------------------------------------------------------------------
         10.        31 December 2005                                            eight per cent. (8%)
         -------------------------------------------------------------------------------------------
         11.        30 June 2006                                                eight per cent. (8%)
         -------------------------------------------------------------------------------------------
         12.        31 December 2006                                             ten per cent. (10%)
         -------------------------------------------------------------------------------------------
         13.        30 June 2007                                                 ten per cent. (10%)
         -------------------------------------------------------------------------------------------
         14.        31 December 2007                                             ten per cent. (10%)
         -------------------------------------------------------------------------------------------
                    TOTAL:                                              one hundred per cent. (100%)
                    --------------------------------------------------------------------------------


(b) Each Borrower will, on each Repayment Date, repay such percentage of the Facility A Loan(s) then drawn down by and outstanding from such Borrower, as is provided for in the schedule set out under paragraph
         (a) above Provided that for the avoidance of doubt, the percentages specified in the schedule set out under paragraph (a) above are such percentages as adjusted and revised to reflect any prepayments made pursuant to Clause 8.4 (Voluntary prepayment of Facility A Loans) and such percentages or adjusted and revised percentages, as applicable, are, in respect of any Facility A Loans denominated in forint, expressed as percentages of the forint amount of each Facility A Loan funded in forint and, in respect of Facility A Loans funded in euro, expressed as percentages of the euro amount of each Facility A Loan funded in euro.

(c)      No Borrower may reborrow any part of Facility A which is repaid.

7.2      Repayment of Facility B Loans
         Each Borrower which has drawn a Facility B Loan shall repay that Loan on the last day of its Interest Period or, if earlier, on the Final Maturity Date. If, in respect of any Facility B Loan which is outstanding and which the relevant Borrower wishes to continue to utilise as a Rollover Loan, on the day of issue of a Utilisation Request by the relevant Borrower (for such Facility B

         Loan to be a Rollover Loan) and/or on the last day of the Interest Period for that Facility B Loan, a Default is continuing, then, subject to paragraph (h) of Clause 8.7 (Restrictions), that Facility B Loan shall not be repaid on the last day of the Interest Period for that Facility B Loan, but shall continue to be utilised as a Rollover Loan for one (1) further Interest Period of (irrespective of any request by that Borrower for a longer Interest Period in the relevant Utilisation Request and in any event subject to the other provisions of this Agreement) one (1) Month and if on the last day of such subsequent one
         (1) Month Interest Period a Default is still continuing, that Facility B Loan shall be repaid on the last day of such subsequent one (1) Month Interest Period.

7.3      Reduction of Facility B
         The amount of Facility B shall reduce on the Reduction Date by the Reduction Instalment to two million five hundred thousand euro (EUR 2,500,000).

8.       PREPAYMENT AND CANCELLATION

8.1      Illegality
         If it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Loan:

         (a) that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

         (b) upon the Facility Agent notifying the relevant Obligor, the Commitment of that Lender will be immediately cancelled; and

         (c) each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the relevant Obligor or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by Applicable Law).

8.2      Mandatory prepayment
         During the period commencing on the date of this Agreement and ending at such time as at which an aggregate amount (aggregating amounts or their equivalents which are, in relation to each respective prepayment made pursuant to this Clause 8.2, determined by reference to the date on which such prepayment is actually received by the Lenders) equivalent to twenty five million dollars (USD 25,000,000) of the aggregate amount of the Facility A Loans (outstanding following the making of the Facility A Loans pursuant to this Agreement) has been pre-paid, the Obligors shall procure and ensure that, within fifteen
         (15) days of the publication of each 10K Document (commencing with the 10K Document in respect of the financial year ending 31 December 2000), at least fifty per cent. (50%) of the Group's Excess Cashflow in each such financial year to which each such 10K Document relates, is applied towards prepayment of the Facility A Loans. Provided that for the avoidance of doubt, such amount(s) so repaid will be applied proportionately between the Facility A Loans denominated in euro and any Facility A Loans denominated in HUF, in each case by reference to the amounts of such Facility A Loans, converted into the Base Currency at the Security Agent's Spot Rate of Exchange on the date of such mandatory prepayment. Repayments made pursuant to this Clause 8.2 shall be made in inverse order of maturity.

8.3      Voluntary cancellation

(a) The Borrowers may, if they give the Facility Agent not less than fifteen (15) Business Days' (or such shorter period as the Facility Agent, acting on the instructions of the Majority Lenders, may agree) prior notice, cancel the whole or any part (being, during the period commencing on the date of satisfaction of the conditions precedent pursuant to Clause 4.1 (Initial conditions precedent) and ending fifteen (15) days thereafter, a minimum amount of two million euro (EUR 2,000,000) and thereafter being a minimum amount of five million euro (EUR 5,000,000) and if, in either case, being for a larger amount, an integral multiple of one million euro (EUR 1,000,000)) of Facility A. Any cancellation under this Clause 8.3 shall reduce the Commitments of the Lenders rateably under Facility A.

(b) The Borrowers may, if they give the Facility Agent not less than fifteen (15) Business Days' (or such shorter period as the Facility Agent acting on the instructions of the Majority Lenders, may agree) prior notice, cancel the whole or any part (being a minimum amount of two million five hundred thousand euro (EUR 2,500,000)) of Facility B. Any cancellation under this Clause 8.3 shall reduce the Commitments of the Lenders rateably under Facility B.

8.4      Voluntary prepayment of Facility A Loans
(a) A Borrower to which a Facility A Loan has been made may, if such Borrower gives the Facility Agent not less than twenty (20) Business Days' (or such shorter period as the Facility Agent, acting on the instructions of the Majority Lenders, may agree) prior notice, prepay the whole or any part of any Facility A Loan (but, in each case, the amount being so prepaid shall, when aggregated with all other amounts being prepaid on such date pursuant to this Clause 8.4, be not less than an amount equivalent to five million euro (EUR 5,000,000) or, if a larger amount, an integral multiple of one million euro (EUR 1,000,000)).

(b) A Facility A Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the applicable Available Facility is zero (0)).

(c) Any prepayment under this Clause 8.4 shall be applied so as to satisfy pro rata the obligations under Clause 7.1 (Repayment of Facility A Loans). The Facility Agent shall, as quickly as practicable following any prepayment made pursuant to this Clause 8.4, confirm to the Obligors and to each Lender in writing the percentages provided for in paragraph (a) of Clause 7.1 (Repayment of Facility A Loans) adjusted and revised to reflect such prepayment.

8.5      Voluntary prepayment of Facility B Loans
         The Borrower to which a Facility B Loan has been made may, if it gives the Facility Agent not less than twenty (20) Business Days' (or such shorter period as the Facility Agent, acting on the instructions of the Majority Lenders, may agree) prior notice, prepay the whole or any part of a Facility B Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Facility B Loan by a minimum amount of one million euro (EUR 1,000,000) and integral multiples of one million euro (EUR 1,000,000) thereafter).

8.6      Right of repayment and cancellation in relation to a single Lender
(a)      If:

         (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

         (ii) any Lender claims indemnification from any Borrower under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs), such Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and such Borrower's intention to procure the repayment of that Lender's participation in the Loans.

(b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero (0).

(c) On the last day of each Interest Period which ends after a Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by such Borrower in that notice), such Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan.

8.7      Restrictions
(a) Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)      No Borrower may reborrow any part of Facility A which is prepaid.

(d) Unless a contrary indication appears in this Agreement, any part of Facility B which is prepaid may be reborrowed in accordance with the terms of this Agreement.

(e) The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g) If the Facility Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the relevant Borrower(s) or the affected Lender, as appropriate.

(h) No Interest Period in respect of a Facility B Loan may extend beyond the Final Maturity Date.

                        SECTION 5 - COSTS OF UTILISATION

9.       INTEREST

9.1      Calculation of interest
(a) The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

         (i)      the Applicable Margin;

         (ii) in relation to any Loan denominated in forint, BUBOR or, in relation to any Loan denominated in euro, EURIBOR; and

         (iii)    the Associated Costs, if any.

(b) Subject to Clause 9.3 (Default interest), the rate of interest on each Unpaid Sum for each Interest Period is the percentage rate per annum which is the aggregate of:

         (i)      the Applicable Margin;

         (ii) in relation to any Unpaid Sum denominated in forint, BUBOR, in relation to any Unpaid Sum denominated in euro, EURIBOR or, in relation to any Unpaid Sum denominated in any other currency, LIBOR; and

         (iii)    the Associated Costs, if any.

9.2      Payment of interest
         The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period.

9.3      Default interest
(a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate two per cent. (2%) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Facility Agent.

(b) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4      Notification of rates of interest
         The Facility Agent shall promptly notify the Lenders and the relevant Borrower(s) in writing of the determination of a rate of interest under this Agreement. Without prejudice to Clause 30.1 (Communications in writing), such notification may be made by the Facility Agent by e-mail to a Lender or Borrower where such Lender or Borrower, as appropriate, has expressly agreed, by written notice to the Facility Agent, to receive such notification by e-mail and has informed the Facility Agent of an e-mail address pursuant to Clause 30.2 (Addresses) or, to the extent that it becomes common practice in the syndicated euroloan markets to do so and such Lender or Borrower, as appropriate, has expressly agreed, by written notice to the Facility Agent (in each case, such agreement not to be unreasonably withheld or delayed), by reference to rates quoted on a web site, the address of which (and the location of the relevant rates at such web site) has been confirmed to such Lender or Borrower, as appropriate, in accordance with Clause 30 (Notices).

9.5      Applicable Margin
         The margin from time to time applicable to Interest Periods (the "Applicable Margin") shall be:

         (a) for any Interest Period which begins on the first Utilisation or during the twelve (12) Month period following such first Utilisation, one point seven five per cent. per annum (1.75% p.a.); and

         (b) for any Interest Period which begins on or after the date which falls twelve (12) Months after the date of first Utilisation, one point seven five per cent. per annum (1.75% p.a.) subject to adjustment in accordance with Clause 9.6 (Adjustments to Margin).

9.6      Adjustments to Margin
(a) If, in respect of any Interest Period which commences on or after the date falling twelve (12) Months after the date of first Utilisation, the Group's Senior Debt to EBITDA Ratio calculated in accordance with Clause 20.1 (Financial Condition of the Group) and following the delivery of Hungarian Telephone and Cable Corp.'s then most recent 10K Document or 10Q Document, as applicable, together with the supporting calculations and workings of such calculations:

         (i) is equal to or less than four point zero to one (4.0:1) and on such date no Default or Event of Default is continuing then the Applicable Margin on the Loan to which such Interest Period relates will be set at one point six zero per cent. per annum (1.60% p.a.) for the period up to the earlier of:

                  (A) the commencement of a subsequent Interest Period following a change in the Group's Senior Debt to EBITDA Ratio; and

                  (B)      the occurrence of a Default or Event of Default;

         (ii) is equal to or less than three point zero to one (3.0:1) and on such date no Default or Event of Default is continuing then the Applicable Margin on the Loan to which such Interest Period relates will be set at one point three five per cent. per annum (1.35% p.a.) for the period up to the earlier of:

                  (A) the commencement of a subsequent Interest Period following a change in the Group's Senior Debt to EBITDA Ratio; and

                  (B)      the occurrence of a Default or Event of Default;  or

         (iii) is equal to or less than two point zero to one (2.0:1) and on such date no Default or Event of Default is continuing then the Applicable Margin on the Loan to which such Interest Period relates will be set at one point five per cent. per annum (1.15% p.a.) for the period up to the earlier of:

                  (A) the commencement of a subsequent Interest Period following a change in the Group's Senior Debt to EBITDA Ratio, and

                  (B)      the occurrence of a Default or Event of Default,

         Provided that, and notwithstanding this Clause 9.6 no more than one downward adjustment of Applicable Margin may take place in any three
         (3) Month period.

(b) if the Applicable Margin applicable to a Loan is reduced by operation of the provisions of paragraph (a) above and:

         (i) it is subsequently established that the relevant 10K Document(s) and/or 10Q Document(s) used for the purposes of calculating the Group's Senior Debt to EBITDA Ratio before the relevant Interest Period(s) did not in all material respects reflect the actual financial position of Hungarian Telephone and Cable Corp. and/or the Group during the relevant period(s); and/or

         (ii) the relevant 10K Document(s) and/or 10Q Document(s) used for the purposes of calculating the Group's Senior Debt to EBITDA Ratio are (with the involvement of the Auditors or otherwise) re-calculated and/or re-stated and as a result the Applicable Margin should not have been fixed at the reduced rate, then:

                  (A) if the reduced Applicable Margin applies to a Loan, in respect of which the Interest Period has not yet ended, the Facility Agent may revoke the reduced Applicable Margin in respect of the entire Interest Period by notice in writing to the relevant Borrower and the appropriate rate set out in the definition of Applicable Margin in Clause 9.5 (Applicable Margin) or paragraph (a) of this Clause 9.6 (Adjustments to Margin), as appropriate, shall apply; and/or

                  (B) if the reduced Applicable Margin applies to a Loan, in respect of which one or more Interest Period(s) have already ended, the relevant Borrower shall promptly on demand by the Facility Agent pay to the Facility Agent, by way of additional interest, the amount determined by the Facility Agent to be equal to that by which the amount of interest that would have been payable in respect of the relevant Interest Period(s) calculated in accordance with the appropriate rate set out in the definition of Applicable Margin in Clause 9.5 (Applicable Margin) or paragraph (a) of this Clause 9.6, as appropriate, exceeds the amount(s) actually paid in respect of the relevant Interest Period(s).

10.      INTEREST PERIODS

10.1     Selection of Interest Periods
(a) The Borrowers may select an Interest Period for their respective Facility A Loan(s) in the Utilisation Request for Facility A Loan(s) or (if such Facility A Loan(s) has/have already been borrowed) in a Selection Notice Provided that (and subject to the provisions of this Agreement), unless agreed otherwise in advance in writing by the Facility Agent, acting on the instructions of the Majority Lenders, each of the Facility A Loans denominated in forint shall have Interest Periods commencing on the same date and of the same duration and each of the Facility A Loans denominated in euro shall have Interest Periods commencing on the same date and of the same duration.

(b) Each Selection Notice in respect of the Facility A Loan(s) then outstanding is irrevocable and must be delivered to the Facility Agent by the Borrower(s) to which such Facility A Loan(s) was/were made not later than the Specified Time Provided that in respect of any such Facility A Loan denominated in forint, the Borrowers may select from one (1) and three (3) Months and in respect of any such Facility A Loan denominated in euro, the Borrowers may select from one (1), three (3) and six (6) Months and in respect of any Facility B Loan, the Borrower(s) may select from one (1), three (3) and six (6) Months.

(c) If the Borrowers fail to deliver a Selection Notice to the Facility Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 10.2 (Changes to Interest Periods), be three (3) Months.

(d) Subject to this Clause 10, the Borrowers may select an Interest Period of any other period agreed between the Borrowers and the Facility Agent, acting on the instructions of all the Lenders.

(e) An Interest Period for a Facility A Loan shall not extend beyond a Repayment Date applicable to Facility A.

(f) Each Interest Period for a Facility A Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)      A Facility B Loan has one (1) Interest Period only.

10.2     Changes to Interest Periods
(a) Prior to determining the interest rate for any Facility A Loan(s), the Facility Agent may shorten an Interest Period for any Facility A Loan to ensure the Interest Periods for such Facility A Loan does not extend beyond a Repayment Date.

(b) Prior to determining the interest rate for a Facility B Loan, the Facility Agent may shorten an Interest Period for any Facility B Loan to ensure that, when aggregated with the Available Facility for Facility B, there are sufficient Facility B Loans with an Interest Period ending on the Reduction Date for the Reduction Instalment to be made on the Reduction Date.

(c) If the Facility Agent makes any of the changes to an Interest Period referred to in this Clause 10.2, it shall promptly notify the Obligors and the Lenders in writing.

10.3     Non-Business Days
         Subject to paragraph (e) of Clause 10.1 (Selection of Interest Periods), if an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the preceding Business Day.

11.      CHANGES TO THE CALCULATION OF INTEREST

11.1     Absence of quotations
         Subject to Clause 11.2 (Market disruption), if a Relevant Interbank Market Rate is to be determined by reference to the Relevant Reference Banks but a Relevant Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the Relevant Interbank Market Rate shall be determined on the basis of the quotations of the remaining Relevant Reference Banks.

11.2     Market disruption
(a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for that Interest Period shall be the rate per annum which is the sum of:

         (i)      the Applicable Margin;

         (ii) the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

         (iii) the Associated Costs, if any, applicable to that Lender's participation in the Loan.

(b)      In this Agreement "Market Disruption Event" means:

         (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Relevant Reference Banks supplies a rate to the Facility Agent to determine the Relevant Interbank Market Rate for the relevant currency and period; or

         (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed in aggregate thirty five per cent. (35%) of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of the Relevant Interbank Market Rate.

11.3     Alternative basis of interest or funding
(a) If a Market Disruption Event occurs in respect of an Interest Period and the Facility Agent or the Obligors so require(s), the Facility Agent and the Obligors shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest for that Interest Period.

(b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Obligors, be binding on all Parties.

11.4     Break Costs
(a) Each Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party such Finance Party's Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b) Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.      FEES

12.1     Commitment fee
(a) The Borrowers shall, on the basis of joint and several liability, pay to the Facility Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of:

         (i) the lower of zero point seven five per cent. per annum (0.75% p.a.) or fifty per cent. (50%) of the Applicable Margin at such time on that Lender's Available Commitment under Facility A for the Availability Period applicable to Facility A; and

         (ii) the lower of zero point seven five per cent. per annum (0.75% p.a.) or fifty per cent. (50%) of the Applicable Margin at such time on that Lender's Available Commitment under Facility B for the Availability Period applicable to Facility B.

(b) The accrued commitment fee is payable on the last day of each successive period of three (3) Months which ends during the relevant Availability Period, on the last day of the Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

12.2     Arrangement fee
         The Borrowers shall pay to the Arrangers an arrangement fee in the amount and at the times agreed in a Fee Letter.

12.3     Agency fee
         The Obligors shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

                   SECTION 6 - ADDITIONAL PAYMENT OBLIGATIONS

13.      TAX GROSS-UP AND INDEMNITIES

13.1     Definitions
(a)      In this Clause 13:

         "Protected Party" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

         "Qualifying Lender" means a Lender which is (on the date of this Agreement):

         (i)      resident in Hungary for tax purposes under Applicable Law;

         (ii) entitled to that payment under a double taxation agreement in force on the date (subject to the completion of any necessary procedural formalities) without a Tax Deduction (a "Treaty Lender").

         "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

         "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

         "Tax Payment" means an increased payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

(b) In this Clause 13 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

13.2     Tax gross-up
(a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by Applicable Law.

(b) An Obligor shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent in writing accordingly.

(c) If a Tax Deduction is required by Applicable Law to be made by an Obligor in one of the circumstances set out in paragraph (d) below, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) The circumstances referred to in paragraph (c) above are where a person entitled to the payment:

         (i)      is the Facility Agent or the Arranger (on its own behalf);  or

         (ii) is a Qualifying Lender, unless that Qualifying Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate the Tax Deduction is required to be made as a result of the failure of that Qualifying Lender to comply with paragraph (g) below; or

         (iii) has ceased to be a Qualifying Lender to the extent that this altered status results from any change after the date of this Agreement in (or in the interpretation, administration, or application of) any Applicable Law or double taxation agreement or any published practice or published concession of any relevant taxing authority.

(e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by Applicable Law.

(f) Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g) A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing as quickly as is practicable in the context of the circumstances at such time any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

13.3     Tax indemnity
(a) The Obligors shall (within three (3) Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

(b) Paragraph (a) above shall not apply with respect to any Tax assessed on:

         (i)      a Finance Party:

                  (A) under the Applicable Law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                  (B) under the Applicable Law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

                           if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

         (ii) the Facility Agent, as a result of the relevant Lender not correctly representing that Lender's position pursuant to Clause 25.15 (Lenders' tax status confirmation).

(c) A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Facility Agent in writing of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors in writing.

(d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Facility Agent in writing.

13.4     Tax Credit
         If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

         (a)      a Tax Credit is attributable to that Tax Payment; and

         (b) that Finance Party has obtained, utilised and retained that Tax Credit,

         the Finance Party shall pay an amount to the Obligor which the Finance Party, in (for the avoidance of doubt and without otherwise affecting, qualifying or limiting the determination rights of any Finance Party provided for in the Finance Documents) that Finance Party's sole and absolute discretion, determines will leave it (after that payment) in the same after-Tax position (the after-Tax position of the Finance Party as consolidated with its Affiliates, Holding Company (or Holding Companies, as appropriate) and with any Related Party of such Finance Party) as would have been the case had the Tax Payment not been made by the Obligor. Each Finance Party and each of its Affiliates, Holding Company (or Holding Companies, as appropriate) and each Related Party of such Finance Party, have sole and absolute discretion as to how they organise their respective tax affairs and none of them are under any obligation to utilise any amount of the Tax Payment as a Tax Credit. The Finance Party and each of its Affiliates, Holding Company (or Holding Companies, as appropriate) and each Related Party of such Finance Party, will have no obligation to disclose any information whatsoever regarding their tax affairs to the Obligor or to any other Party or to any other person.

13.5     Stamp taxes
         The Obligors shall, on the basis of joint and several liability, pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.6     Value added tax
(a) All consideration payable under a Finance Document by an Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Obligor shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b) Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

14.      INCREASED COSTS

14.1     Increased costs
(a) Subject to Clause 14.3 (Exceptions) the Obligors shall, on the basis of joint and several liability, within three (3) Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of: (i) the introduction of or any change in (or in the interpretation or application of) any Applicable Law; or
         (ii) compliance with any Applicable Law made after the date of this Agreement.

(b)      In this Agreement "Increased Costs" means:

         (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

         (ii)     an additional or increased cost; or

         (iii) a reduction of any amount due and payable under any Finance Document,

         which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2     Increased cost claims
(a) A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Facility Agent in writing of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Obligors in writing.

(b) Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

14.3     Exceptions
(a) Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

         (i) attributable to a Tax Deduction required by law to be made by an Obligor;

         (ii) compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

         (iii)    compensated for by the payment of the Associated Costs; or

         (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b) In this Clause 14.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 13.1 (Definitions).

15.      OTHER INDEMNITIES

15.1     Currency indemnity
(a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

         (i)      making or filing a claim or proof against that Obligor;

         (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

         that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between: (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency; and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2     Other indemnities
         The Obligors shall each (or shall procure that another Obligor will), within three (3) Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Lender as a result of:

         (a)      the occurrence of any Event of Default;

         (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing Among the Lenders) Provided that if, at any time where no Event of Default is continuing, such cost, loss or liability is incurred in respect any failure to pay which is caused by administrative or technical error and payment is made within three (3) Business Days of its due date, the indemnity provided for pursuant to this sub-clause (ii) shall only be in respect of any reasonable such cost, loss or liability incurred during such cure period;

         (c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

         (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by an Obligor.

15.3     Indemnity to each Agent
         The Obligors shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

         (a) investigating any event which it reasonably believes is a Default; or

         (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.      MITIGATION BY THE LENDERS

16.1     Mitigation
(a) Each Finance Party shall, in consultation with the Obligors, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities), Clause 14 (Increased costs) or paragraph (c) of Clause 15.2 (Other Indemnities) (where the reason for such Loan not being made is not attributable to the Obligors) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.


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

(b) Paragraph (a) above does not in any way limit the obligations or liabilities of any Obligor under the Finance Documents.

16.2     Limitation of liability
(a) The Obligors shall, on the basis of joint and several liability indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b) A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.      COSTS AND EXPENSES

17.1     Transaction expenses
         The Obligors shall, on the basis of joint and several liability, promptly on demand pay each Agent and each Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

         (a) this Agreement and any other documents referred to in this Agreement; and

         (b) any other Finance Documents executed after the date of this Agreement.

17.2     Amendment costs
         If: (a) an Obligor requests an amendment, waiver or consent; or (b) an amendment is required pursuant to Clause 28.9 (Change of currency), the Obligors shall, on the basis of joint and several liability, within three (3) Business Days of demand, reimburse each Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by such Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3     Enforcement costs
         The Obligors shall, on the basis of joint and several liability, within three (3) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.


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


         SECTION 7 - REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.      REPRESENTATIONS
         Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party on the date of this Agreement and acknowledges that the Finance Parties have entered into this Agreement in reliance of those representations and warranties.

18.1     Status
(a) Each Obligor is a corporation, duly incorporated and validly existing under the Applicable Law of its respective jurisdiction of incorporation and each Obligor is a separate legal entity with perpetual corporate existence, capable of suing and being sued.

(b) Each Obligor and each of its Subsidiaries has the power to own its respective assets and carry on its respective business as it is being conducted.

18.2     Binding obligations
         As at the date of this Agreement, the obligations and liabilities expressed to be assumed by each Obligor in each Finance Document to which such Obligor is a party are, subject to any general principles of Applicable Law limiting such Obligor's obligations and/or liabilities which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) legal, valid, binding and enforceable obligations.

18.3     Non-conflict with other obligations
         The entry into and performance by each Obligor of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

         (a) any Applicable Law applicable to such Obligor as at the date of this Agreement;

         (b)      the constitutional documents of any member of the Group; or

         (c) any agreement or instrument binding upon such Obligor or any other member of the Group or any of such Obligor's or any member of the Group's assets.

18.4     Power and authority
         Each Obligor has the power to own assets and to enter into, perform and deliver, and has taken all necessary action to authorise such Obligor's entry into, performance and delivery of, the Finance Documents to which such Obligor is a party and the transactions contemplated by those Finance Documents.

18.5     Validity and admissibility in evidence
         All Authorisations required or desirable:

         (a) to enable each Obligor lawfully to enter into, exercise such Obligor's rights and perform, comply with such Obligor's obligations in the Finance Documents and the Concession Contract(s) to which such Obligor is a party; and

         (b) to ensure that the obligations expressed to be assumed by such Obligor in such Finance Documents and Concession Contract(s), are legal, valid, binding and enforceable against such Obligor,

         have been obtained or effected and are in full force and effect.


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


         18.6 Governing law and enforcement (a) Subject to any general principles of Applicable Law which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), as at the date of this Agreement the choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b) Subject to any general principles of Applicable Law which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), as at the date of this Agreement any court judgment obtained in England in relation to a Finance Document will following its official translation into the Hungarian language and any other necessary notarisation or similar process, be admissible in evidence in court proceedings in Hungary.

(c) Subject to any general principles of Applicable Law which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), as at the date of this Agreement any arbitral award obtained in any of England, Hungary or the United States of America will, in respect of any proceeding(s) before the Hungarian courts, subject to the official translation of such award into the Hungarian language (if such award is in another language) and any other necessary notarisation or similar process, compliance with applicable public policy considerations and compliance with procedural requirements, be recognised and enforced in its jurisdiction of incorporation.

18.7     Deduction of Tax
         Subject to, in respect of payments of interest, the relevant recipient being a Treaty Lender at the time of such payments, each Obligor is not required under the law of such Obligor's jurisdiction of incorporation to make any deduction for or on account of Tax from any payment such Obligor may make under any Finance Document.

18.8     No filing or stamp taxes
         As at the date of this Agreement, under the Applicable Law of each Obligor's jurisdiction of incorporation, other than the due registration of the Fixed Charge Agreements and the Floating Charge Agreements in the Register of Pledges with a Notary Public and the registration of the Mortgage Agreements against the relevant land at the relevant Land Registry (and the payment of all appropriate charges, duties, fees, costs and expenses in respect of such registration), it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in such jurisdictions or that any Tax be paid on or in relation to the Finance Documents, the transactions contemplated by the Finance Documents or (other than the court duties ("illetek") expressly provided for under Applicable Laws of Hungary) their enforcement in the courts of Hungary.

18.9     No default
(a) No Event of Default is continuing or would reasonably be expected to result from the making of any Utilisation.

(b) No other fact(s), event(s) and/or circumstance(s) exist(s) or is/are outstanding which constitute(s) a default under any other agreement or instrument which is binding on any Obligor or any of such Obligor's Subsidiaries or to which such Obligor's (or such Obligor's Subsidiaries') assets are subject in a manner or to an extent which gives rise to a Material Adverse Effect.

18.10    No misleading information
(a) As at the date of this Agreement, any factual information provided by an Obligor or any adviser (including, without limitation, legal counsel) of an Obligor to any Finance Party or any advisor (including, without limitation, legal counsel) of a Finance Party for the purposes of the

         Information Memorandum, in connection with this Agreement and/or otherwise in respect of the Group or any member, Affiliate or shareholder of the Group was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which such information and/or such Information Memorandum, as appropriate, is stated to be correct and any projections, estimates and other non-factual information has been prepared on a reasonable basis by reference to the facts, events and circumstances existing and outstanding at the time when such projections, estimates and other non-factual information were prepared Provided that in respect of any such factual information provided orally and subsequently (and most recently) provided in writing, to the extent that any difference(s) between the oral and the most recently provided written factual information exist, that latest written information shall, in the absence of gross negligence or wilful deceit on the part of the person(s) providing such oral information, be deemed to restate and correct such oral factual information and shall, for the purposes of this paragraph (a), prevail.

(b) As at the date of this Agreement, the financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c) As at the date of this Agreement, nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

(d) No fact(s), event(s) and/or circumstance(s) has/have arisen and/or occurred which would reasonably be expected to have a material impact on any of the written information supplied by an Obligor to any Finance Party (other than any which have been disclosed in any 10K Document or 10Q Document or otherwise expressly disclosed to the Facility Agent, together with a reasonably detailed written explanation of the significance of such fact(s), event(s) and/or circumstance(s) within the context of this proposed Facility).

(e) No Obligor is aware of any material fact(s), event(s) or circumstance(s) that has/have not been disclosed to the Finance Parties in writing which would reasonably be expected to, if disclosed, adversely affect the decision of a prudent commercial bank considering whether or not to provide finance to an Obligor.

18.11    Financial statements
(a) In respect of Hungarian Telephone and Cable Corp., its Original Financial Statements were prepared in accordance with US GAAP consistently applied.

(b) In respect of each member of the Group incorporated in Hungary, such Obligor's Original Financial Statements were prepared in accordance with HAS consistently applied.

(c) Each member of the Group's Original Financial Statements and, in the case of Hungarian Telephone and Cable Corp., each 10K Document and 10Q Document, fairly represent such Obligor's financial condition and operations (consolidated in the case of Hungarian Telephone and Cable Corp.) during the relevant financial year and properly reflect in all material respects the tax position of such Obligor as at the respective date of such Original Financial Statement.

(d) In the case of Hungarian Telephone and Cable Corp., each 10K Document, 10Q Document, Budget Comparison Certificate, Compliance Certificate, Key Performance Indicators Certificate fairly and in all material respects represents its consolidated financial condition and operations during the relevant quarter.


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


(e) Save as expressly disclosed to the Facility Agent in writing, no fact(s), event(s) and/or circumstance(s) has/have occurred and/or arisen, including without limitation in respect of an Obligor's business or financial condition (or the business or consolidated financial condition of Hungarian Telephone and Cable Corp.) since the most recent 10K Document, 10Q Document, Budget Comparison Certificate, Compliance Certificate, Key Performance Indicators Certificate was delivered to the Facility Agent which gives rise to a Material Adverse Effect.

18.12    Pari passu ranking
         Each Obligor's payment obligations under the Finance Documents to which such Obligor is a party rank at least pari passu with the claims of all such Obligor's other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by operation of Applicable Law applying to companies generally in its jurisdiction of incorporation, in any jurisdiction in which it has significant assets and/or in any jurisdiction in which it carries out any business activities.

18.13    No proceedings pending or threatened
         Save as expressly disclosed to the Facility Agent in writing prior to the date of this Agreement, including, inter alia, those matters set out in the most recent 10K Document or 10Q Document as at the date of this Agreement, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, would give rise to a Material Adverse Effect, have (to the best of its knowledge and belief) been started or threatened against an Obligor or any of such Obligor's Subsidiaries.

18.14    No material defaults
         Save as expressly disclosed to the Facility Agent in writing, including, inter alia, those matters set out in the most recent 10K Document or 10Q Document, no Obligor is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its respective assets to an extent or in a manner which gives rise to a Material Adverse Effect.

18.15    Tax
         Save as otherwise disclosed in the most recent 10K Document or 10Q Document or otherwise expressly disclosed to the Facility Agent in writing:

         (a) the Original Financial Statements in respect of each of the Obligors properly reflect in all material respects the tax position of each Obligor as at the respective dates dated thereof; and

         (b) each Obligor has, to the best of its knowledge and belief, complied in all material respects with all taxation laws in all jurisdictions in which it is subject to taxation and has paid all Taxes due and payable by it and no material claims are being asserted against it with respect to Taxes.

18.16    Insolvency
         Save as expressly disclosed to the Facility Agent in writing, no Obligor has taken any formal corporate action nor to any Obligor's best knowledge and belief, having made reasonable enquires thereto as at the date of this Agreement, have any other formal steps been taken or legal proceedings been started or threatened in accordance with the procedures detailed in the Bankruptcy Act or in the Companies Act (or in accordance with similar or analogous provisions or proceedings) against it or against any other member of the Group (other than PILISTAV Tavkozlesi, Epit es Szolgaltato Korlatolt Felel sseg
         Tarsasag) for its or for any such other member of the Group's (other than PILISTAV Tavkozlesi, Epit es Szolgaltato Korlatolt Felel sseg

         Tarsasag) bankruptcy, liquidation, winding-up, dissolution, administration or reorganisation or final accounting (in each case pursuant to the Bankruptcy Act, the Companies Act or otherwise).

18.17    No undisclosed liabilities
         Save as expressly disclosed to the Facility Agent in writing, as at the date as of which the Original Financial Statements were prepared, no Obligor or, to each Obligor's best knowledge and belief, no other member of the Group had any material liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein or to each Obligor's best knowledge and belief, having made all reasonable enquiries thereto, any material unrealised or anticipated losses arising from commitments entered into by such Obligor which were not so disclosed or reserved against in such Original Financial Statements.

18.18    Encumbrances
         Subject to any general principles of Applicable Law which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), other than an Encumbrance falling into the scope of paragraph (c) of Clause 21.3 (Negative pledge) no Encumbrance exists over all or any of the present or future assets of an Obligor, nor to each Obligor's best knowledge and belief, those of any other Obligor.

18.19    No obligation to create security
         Each Obligor's execution of any of the Finance Documents to which such Obligor is a party and the exercise of its respective rights and performance of such Obligor's respective obligations under such Finance Documents will not, as at the date of the Agreement, result in the existence of nor oblige such Obligor to create any Encumbrance over all or any of any Obligor's respective present or future assets, other than as expressly provided for in and contemplated by the Finance Documents.

18.20    Compliance with laws and regulations
         Each Obligor and, to the best of each Obligor's respective knowledge and belief, having made all reasonable enquiries thereto, as at the date of the Agreement, each member of the Group, in carrying out its respective activities, business and operations is in all material and substantial respects doing so in compliance with Applicable Law governing the same.

18.21    Entire Agreement
         No Obligor is and, in respect of any Obligor which, directly or indirectly, legally or beneficially, owns any equity capital in any member of the Group, to the best of such Obligor's knowledge and belief, having made all reasonable enquiries thereto, no such member of the Group is, as at the date of this Agreement, a party to any material agreement or contract whatsoever (oral, written or otherwise) which is or which would reasonably be expected to become material to the Facility and/or the Encumbrances created and/or constituted by the applicable Security Agreements, which is not expressly provided for in any of the Finance Documents and/or which has not been disclosed in the most recent 10K Document or 10Q Document or otherwise fully and properly disclosed in writing prior to the date of this Agreement to the Facility Agent.

18.22    Environment
         Each Obligor and, in respect of any Obligor which, directly or indirectly, legally or beneficially, owns any equity capital in any member of the Group, to the best of such Obligor's knowledge and belief, each such member of the Group is, as at the date of this Agreement, in compliance with:

         (a) all Applicable Law concerning the protection of the environment and to the best of each Obligor's knowledge and belief, having made reasonable enquires thereto, there are no fact(s), event(s) and/or circumstance(s) which may prevent that compliance in the future; and

         (b) the terms of all permits and authorisation required by any Applicable Law in respect of the environment for the ownership and operation of each Obligor's businesses,

         in each case, in a manner and to an extent required to procure and ensure the avoidance of the occurrence of a Material Adverse Effect.

18.23    Management of business
         Save for any Permitted Management Contracts, no Obligor has, nor has any other member of the Group, entered into any management contract or similar arrangement whereby a material part of its or the Group's assets, business or operations are managed or are to be managed by any other person. Save as expressly disclosed to the Facility Agent in writing, each Obligor is managing its assets, business and operations in accordance with Good Industry Practice.

18.24    Corporate chart
         The chart prepared after consultation with the Obligors, detailed in paragraph (f) of Clause 1 of Schedule 2 (Conditions precedent), and delivered to the Facility Agent pursuant to Clause 4.1 (Initial conditions precedent) showing the percentage ownership of each member of the Group and the relationship of the Obligors is true and correct in all respects as at the date of this Agreement and that no member of the Group has any form of equity and/or ownership interest whatsoever in any other person except as so disclosed in such chart.

18.25    Compliance with Finance Documents
         Each Obligor is, as at the date of this Agreement, in compliance with each of the covenants and each of the terms and conditions of each Finance Document to which such Obligor is a party.

18.26    Subordinated Financial Indebtedness
(a) All indebtedness and encumbrances of each member of the Group as at the date of this Agreement are set out and detailed in the Letter of Borrowings and Encumbrances.

(b) Any payments with repayment obligations received by or loans provided to any member of the Group from/by any other member of the Group are and have been fully subordinated at all times and in all respects to the obligations of such first member of the Group to the Finance Parties under the Finance Documents, with such other member of the Group being a party to the Subordination and Trust Deed.

(c) In respect of any Borrower which has entered into an Hedging Document on or prior to the date of this Agreement, such Borrower has procured and ensured that the other party to such Hedging Document has become a party (in the capacity of Hedging Creditor) to the Subordination and Trust Deed.

18.27    Bank accounts
         No Obligor has opened or maintains any bank or similar account(s) with any bank, financial institution or other person other than as provided for in the definition of Income Accounts in Clause 1.1 (Definitions) as amended from time to time in compliance with this Agreement and all material financial services of whatever nature utilised by each Obligor since the date of this Agreement have been or are being provided by one or more of the Finance Parties and/or any Affiliate(s) of any Finance Party.

18.28    Validity and extent of Encumbrances
         Save as expressly disclosed in the Letter of Borrowings and Encumbrances, or otherwise fully disclosed in writing to the Facility Agent, or otherwise arising in accordance with and pursuant to Clause
         21.3 (Negative pledge) and subject to any general principles of Applicable Law which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), as at the date of this Agreement, Security Agreements create legal and valid first ranking Encumbrances over all the assets of the members of the Group (other than PILISTAV Tavkozlesi, Epit es Szolgaltato Korlatolt Felel sseg Tarsasag), other than the Concession Contracts, and each such Encumbrance is binding on and enforceable against the member of the Group over whose assets such Encumbrance has been created.

18.29    Repetition
         The representations and warranties set out in:

         (a)      Clause 18.1 (Status);

         (b) paragraphs (b) and (c) of Clause 18.3 (Non-conflict with other obligations);

         (c)      Clause 18.4 (Power and authority);

         (d)      Clause 18.5 (Validity and admissibility in evidence);

         (e)      Clause 18.7 (Deduction of tax);

         (f)      Clause 18.9 (No default);

         (g) paragraphs (d) and (e) of Clause 18.10 (No misleading information);

         (h)      Clause 18.11 (Financial statements);

         (i)      Clause 18.12 (Pari passu ranking);

         (j)      Clause 18.14 (No material defaults);

         (k)      Clause 18.15 (Tax);

         (l)      Clause 18.16 (Insolvency);

         (m)      Clause 18.17 (No undisclosed liabilities);

         (n)      Clause 18.18 (Encumbrances);

         (o)      Clause 18.23 (Management of business);

         (p) paragraph (b) of clause 18.26 (Subordinated Financial Indebtedness); and

         (q)      Clause 18.27 (Bank accounts),

         collectively the "Repeating Representations", are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period and if by such date any Obligor has delivered financial statements to the Facility Agent in accordance with its obligations under Clause 19.1 (Financial statements), references to the "Original Financial Statements" in this Clause 18 shall be deemed to be references to the then most recent financial statements delivered by such Obligor(s) to the Facility Agent in accordance with its respective obligations under Clause 19.1 (Financial statements).

19.      INFORMATION UNDERTAKINGS
         The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1     Financial statements
(a) Hungarian Telephone and Cable Corp. shall supply to the Facility Agent in sufficient copies for all the Lenders as soon as the same become available, but in any event within:

         (i) ninety (90) days of the end of each of its financial years, its audited 10K Document for that financial year or if Hungarian Telephone and Cable Corp. duly applies to the Securities Exchange Commission of the Untied States of America for an extension of the deadline for the filing of such a 10K Document, up to a maximum of one hundred and five (105) days; and

         (ii) sixty (60) days of the end of each quarter of each of its financial years, its (unaudited) 10Q Document for that quarter financial year.

(b) Each Obligor (other than Hungarian Telephone and Cable Corp.) shall supply to the Facility Agent in sufficient copies for all the Lenders as soon as the same become available, but in any event within one hundred and fifty (150) days of the end of each of its financial years, its audited financial statements for that financial year.

19.2     Certificates
(a) Hungarian Telephone and Cable Corp. shall supply to the Facility Agent, at the same time as the earlier of: (i) Hungarian Telephone and Cable Corp.'s delivery of each 10K Document or 10Q Document, as appropriate to the Facility Agent pursuant to Clause 19.1 (Financial Statements); and (ii) Hungarian Telephone and Cable Corp.'s release of a 10K Document or 10Q Document to the Securities and Exchange Commission of the United States of America following the end of the relevant quarter of its financial year:

         (i)      a Budget Comparison Certificate;

         (ii) a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial covenants) as at the date as at which those financial statements were drawn up; and

         (iii)    a Key Performance Indicators Certificate.

(b) Each Budget Comparison Certificate, Compliance Certificate and Key Performance Indicators Certificate shall be signed by two officers of Hungarian Telephone and Cable Corp. identified as such in the relevant 10K Document or 10Q Document, with one such officer being the chief financial officer or similar officer of Hungarian Telephone and Cable Corp.

19.3     Business Plan
         The Obligors shall, as quickly as practicable, but in any event within fourteen (14) days after the making of any amendment to the Business Plan, deliver to the Facility Agent in sufficient copies for the Lenders, such amended Business Plan for the period of up to and including 31 December

         2010, together with a written explanation of the rationale and effect of such change(s) to the reasonable satisfaction of the Facility Agent.

19.4     Annual Operating Budget
         The Obligors shall, as quickly as practicable, but in any event within fourteen (14) days after the approval by Hungarian Telephone and Cable Corp.'s board of directors (or analogous body) of the Annual Operating Budget in respect of a financial year, or during the course of a financial year, fourteen (14) days after the making of any amendments or revisions to the Annual Operating Budget for such financial year, deliver to the Facility Agent in sufficient copies for the Lenders of such Annual Operating Budget, together with a written explanation of such Annual Operating Budget(s).

19.5     Requirements as to financial statements
(a) Each set of financial statements delivered by the Obligors pursuant to Clause 19.1 (Financial statements) shall be certified by an officer or director, as applicable, of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b) Each Obligor shall procure and ensure that each set of financial statements of such Obligor delivered pursuant to Clause 19.1 (Financial statements) and in the case of Hungarian Telephone and Cable Corp., pursuant to Clause 19.2 (Certificates), in the case of Hungarian Telephone and Cable Corp., is prepared using and in accordance with US GAAP and, in the case of each Obligor other than Hungarian Telephone and Cable Corp., is prepared using and in accordance with HAS, in each case using accounting practices and financial reference periods consistent with those applied in the preparation of such Obligor's Original Financial Statements unless, in relation to any set of financial statements, such Obligor notifies the Facility Agent in writing that there has been a change in HAS or US GAAP, as appropriate, the accounting practices or reference periods and in each such case such Obligor will procure and ensure that such Obligor's Auditors promptly deliver to the Facility Agent:

         (i) a description of any change(s) necessary for those financial statements to reflect the HAS or US GAAP, as appropriate, accounting practices and reference periods upon which such Obligor's Original Financial Statements were prepared; and

         (ii) sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 20 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and such Obligor's Original Financial Statements.

         Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(c) In respect of the financial statements of the members of the Group (other than Hungarian Telephone and Cable Corp.) to be delivered pursuant to this Agreement, such financial statements may be delivered prepared in the Hungarian language together with a "working" translation into the English language, it being agreed by the Finance Parties that, in the event of any discrepancy between the English and Hungarian language versions, no Obligor will have any liability in respect of such discrepancy towards any Finance Party pursuant to this Agreement and the Hungarian language version shall prevail.

19.6     Transactions with Affiliates
         Each Obligor shall deliver statements in sufficient detail satisfactory to the Facility Agent of all financial transactions, if any, entered into with any other member of the Group during the previous quarter of each of such Obligor's financial years, at the same time as the financial statements are delivered to the Facility Agent pursuant to paragraph (a) of Clause 19.1 (Financial statements).

19.7     Information: miscellaneous
         Each Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

         (a) all documents dispatched by such Obligor to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

         (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if it were to be adversely determined, gives rise to a Material Adverse Effect; and

         (c) promptly, such further information (including but not limited to its extract of general ledger ("fokonyvi kivonat")) regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Facility Agent) may reasonably request,

         Provided that if such Obligor is able to immediately furnish such information albeit in a format and/or presentational format then used by the relevant internal functions of the relevant member of the Group, such Obligor will immediately furnish such information to the Facility Agent (or such Lender through the Facility Agent) in such format and/or presentational format Provided Further that if such format and/or presentational format is not acceptable to the Facility Agent or such Lender, acting reasonably, such Obligor will as quickly as practicable and in any event within twenty one (21) days, provide the Facility Agent or such Lender, as applicable, such information in a format and/or presentational format reasonably requested by the Facility Agent or such Lender, as applicable.

19.8     Notification of default
(a) Each Obligor shall notify the Facility Agent in writing of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b) Promptly upon a request by the Facility Agent, each Obligor shall supply to the Facility Agent a certificate signed by two of its directors or officers (as identified in the then most recent 10K Document, 10Q Document or other filing made to the Securities Exchange Commission of the United States of America), as applicable, on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.9     Accounting Terms
         All accounting expressions which are not otherwise defined in this Agreement shall be construed in accordance with US GAAP and/or HAS, as appropriate, consistently applied in the United States of America and/or Hungary, as applicable.

19.10    Access to Records
         Each Obligor shall, upon the reasonable request of the Facility Agent:

         (a) permit the Facility Agent, the Security Agent and/or any representatives of the Majority Lenders to visit such Obligor's premises and to inspect such Obligor's books, accounts and records and each Obligor shall provide the Facility Agent, the Security Agent or such representative with all necessary assistance and co-operation for such purpose;

         (b) promptly provide the Facility Agent, the Security Agent and/or any representative of the Majority Lenders with copies and/or extracts of such Obligor's books, accounts and records as the Facility Agent, the Security Agent and/or any representative of the Majority Lenders may request.

19.11    Corporate records
         Each Obligor undertakes to procure and ensure that it and each other of the Group maintains such books, accounts and records require under Applicable Law and in accordance with Good Industry Practice.

19.12    Ownership of Notes
(a) At the same time as it delivers 10K Document pursuant to paragraph (a) of Clause 19.1 (Financial Statements), and promptly upon the written request of the Facility Agent, Hungarian Telephone and Cable Corp., will provide the Facility Agent with a copy extract of the register of Notes maintained by Hungarian Telephone and Cable Corp., showing the holders (and numbers held) of the Notes, as at 31 December of the financial year to which such 10K Document relates.

(b) As quickly as possible upon becoming aware of any change in ownership of any Note(s), but in any event within three (3) Business days of becoming so aware, Hungarian Telephone and Cable Corp. will confirm to the Facility Agent in writing details of such change(s), including, inter alia, details of the new holder of such Note(s).

19.13    Conversion of Preference Shares
         As quickly as possible upon any conversion of a Preference Share into common stock of Hungarian Telephone and Cable Corp., but in any event within three (3) Business Days of such conversion, Hungarian Telephone and Cable Corp. will confirm to the Facility Agent in writing details of such conversion, including, inter alia, details of the holder of the shares arising from such conversion.

19.14    Ownership of Shares
(a)      At the same time as it delivers a 10K Document pursuant to paragraph
         (a) of Clause 19.1 (Financial Statements), and promptly upon the written request of the Facility Agent, Hungarian Telephone and Cable Corp., will provide the Facility Agent with an analysis of the register of shares maintained by Hungarian Telephone and Cable Corp., showing the shareholdings (expressed as an absolute number of shares and as a percentage of all Hungarian Telephone and Cable Corp.'s issues share capital) of: (i) Citizens; (ii) IO Fund; (iii) Postabank es Takarekpenztar Reszvenytarsasag; (iv) Tele Danmark A/S; (v) to the best knowledge and belief of Hungarian Telephone and Cable Corp., any person who, together with any Related Person to such person, holds five per cent. (5%) of the issued share capital of Hungarian Telephone and Cable Corp.; and (vi) the amount held by all other shareholders.

(b) Hungarian Telephone and Cable Corp. will promptly upon, and in any event within five (5) Business Days of, becoming aware that any Lender and/or any Affiliate(s) of any Lender has or have become(s) the owner of five per cent. (5) or more of the issued share capital of Hungarian Telephone and Cable Corp., notify the Facility Agent in writing thereof.

20.      FINANCIAL COVENANTS

20.1     Financial condition of the Group
         The financial condition of the Group, as evidenced by the consolidated financial statements of Hungarian Telephone and Cable Corp. set out in the Original Financial Statements or subsequently delivered to the Facility Agent in accordance with the provisions of Clause 19.1 (Financial statements) shall be such that:

         (a) the Group's Senior Debt to EBITDA Ratio shall not on any date after this Agreement exceed the values applicable at such time as set out in the table below:

                  ------------------------------------------------------------------------------------------------------
                     Date of determining the Group's Senior Debt to         The Group's Senior Debt to EBITDA Ratio
                                      EBITDA Ratio
                  ------------------------------------------------------------------------------------------------------
                  from the date of this Agreement to 30 December  2000             five point zero zero to one (5.00:1)
                  ------------------------------------------------------------------------------------------------------
                  From 31 December 2000 to 29 June 2001                           four point seven five to one (4.75:1)
                  ------------------------------------------------------------------------------------------------------
                  From 30 June 2001 to 30 December 2001                             four point two five to one (4.25:1)
                  ------------------------------------------------------------------------------------------------------
                  From 31 December 2001 to 29 June 2002                          three point seven five to one (3.75:1)
                  ------------------------------------------------------------------------------------------------------
                  From 30 June 2002 to 30 December 2002                           three point five zero to one (3.50:1)
                  ------------------------------------------------------------------------------------------------------
                  From 31 December 2002 to 30 December 2003                       three point zero zero to one (3.00:1)
                  ------------------------------------------------------------------------------------------------------
                  From 31 December 2003 to 30 December 2004                         two point five zero to one (2.50:1)
                  ------------------------------------------------------------------------------------------------------
                  From 31 December 2004 to 31 December 2007                         two point zero zero to one (2.00:1)
                  ------------------------------------------------------------------------------------------------------

                  The Group's Senior Debt to EBITDA Ratio shall be calculated on a quarterly basis until the Trigger Date and, thereafter, semi-annually as follows:

                  A = (B - C) / D

                  where:

                  A =  the Group's Senior Debt to EBITDA Ratio;

                  B = the aggregate of all Financial Indebtedness of the Group (as specified in the relevant 10K Document or 10Q Document);

                  C = the aggregate amount of all Financial Indebtedness in respect of the Notes (as specified in the relevant 10K Document or 10Q Document);

                  D = EBITDA for the Group determined on the basis of the preceding four (4) quarter financial years of Hungarian Telephone and Cable Corp.;

         (b) the Group's Senior Interest Cover Ratio in respect of any quarter financial year, as determined as at the date up to which such quarter financial year relates, shall not be less than the value set out in the table below:

                  ------------------------------------------------------------------------------------------------------
                  Date for determining the Group's Senior Interest Cover     The Group's Senior Interest Cover Ratio
                                           Ratio
                  ------------------------------------------------------------------------------------------------------
                  From 31 December 2000 to 29 June 2001                                   one point five to one (1.5:1)
                  ------------------------------------------------------------------------------------------------------
                  From 30 June 2001 to 30 September 2001                           one point seven five to one (1.75:1)
                  ------------------------------------------------------------------------------------------------------

                  The Group's Senior Interest Cover Ratio shall be calculated on a quarterly basis until the Trigger Date and, thereafter, semi-annually as follows:

                  A = B / (C - D)

                  where:

                  A =  the Group's Senior Interest Cover Ratio;

                  B = EBITDA for the Group determined on a consolidated basis with reference to the preceding four (4) quarter financial years of Hungarian Telephone and Cable Corp.;

                  C = the aggregate amount of all gross cash interest payable by and all hedging costs for the Group, on a consolidated basis, during the preceding four (4) quarter financial years of Hungarian Telephone and Cable Corp.;

                  D = the aggregate amount of all cash interest paid in respect of the Notes during the preceding four (4) quarter financial years of Hungarian Telephone and Cable Corp.;

         (c) the Group's Senior Debt Service Cover Ratio shall not in respect of any quarter financial year, as determined as at the date up to which such quarter financial year relates, at any time from 30 June 2001 until 31 December 2007 be less than one point one five to one (1.15:1). The Group's Senior Debt Service Cover Ratio shall be calculated on a quarterly basis until the Trigger Date and, thereafter, semi-annually as follows:

                  A = (B - C) / D

                  where:

                  A =  the Group's Senior Debt Service Cover Ratio;

                  B = EBITDA for the Group determined on the basis of the preceding four (4) quarter financial years of Hungarian Telephone and Cable Corp.;

                  C = the aggregate of an amount equal to all reductions in working capital, capital expenditure and payments of Tax by the Group, on a consolidated basis, during the preceding four (4) quarter financial years of Hungarian Telephone and Cable Corp.;

                  D = the aggregate of an amount equal to all net hedging costs, gross interest and scheduled repayment of indebtedness, including without limitation under this Agreement, payable by the Group (other than by Hungarian Telephone and Cable Corp. in respect of the Notes), on a consolidated basis, during the preceding four (4) quarter financial years of Hungarian Telephone and Cable Corp.; and

         (d) the EBITDA of the Group for the preceding four (4) quarter financial years of Hungarian Telephone and Cable Corp. taken in aggregate, expressed in forint, shall not, during the period commencing on the date of this Agreement and ending on and including the earlier of 31 December 2003 and the Trigger Date, as at the last day of each of its quarter financial years, be less than the value provided for at such time in the column headed "Covenant-minimum EBITDA (HUF)" of Schedule 10 (EBITDA

                  Variance Table), adjusted on the basis provided for in
                  Schedule 10 (EBITDA Variance Table).

21.      GENERAL UNDERTAKINGS
         The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1     Authorisations
(a)      Each Obligor shall promptly:

         (i) obtain, comply with and do all that is necessary to maintain in full force and effect; and

         (ii)     supply certified copies to the Facility Agent of,

         any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable such Obligor to perform such Obligor's obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in such Obligor's jurisdiction of incorporation, in any jurisdiction in which such Obligor has any assets and/or in which such Obligor carries on any business, of any Finance Document including, but not limited to, duly notarising the Fixed Charge Agreements and the Floating Charge Agreements before a Notary Public and duly registering the Mortgage Agreement at the relevant Land Registry Provided that in respect of those Finance Documents which are not already available as official translations in the Hungarian language, such Obligor shall only be obligated to have such Finance Documents officially translated into the Hungarian language upon receipt of a written request from the Facility Agent, acting reasonably and, on the receipt of such a written request, the Borrower shall arrange for the prompt official translation into the Hungarian language of such Finance Documents and the prompt delivery of such translations to the Facility Agent.

(b) Each Obligor shall (and Hungarian Telephone and Cable Corp. shall procure and ensure that each of its Subsidiaries other than PILISTAV Tavkozlesi, Epito es Szolgaltato Korlatolt Felelossegu Tarsasag shall) take all actions and steps necessary to maintain such Obligor's corporate existence.

21.2     Compliance with laws
         Each Obligor shall comply in all respects with all Applicable Law, if failure so to comply would materially impair such Obligor's ability to perform its obligations under the Finance Documents.

21.3     Negative pledge
(a) Subject to paragraph (c) below, no Obligor shall (and Hungarian Telephone and Cable Corp. shall procure and ensure that no other member of the Group will) create or permit to subsist any Encumbrance over any of its assets.

(b) Subject to paragraph (c) below, no Obligor shall (and Hungarian Telephone and Cable Corp. shall procure and ensure that no other member of the Group will):

         (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

         (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

         (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

         (iv) enter into any other preferential arrangement having a similar effect,

         in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)      Paragraphs (a) and (b) above do not apply to:

         (i) any Encumbrance detailed in the Letter of Borrowings and Encumbrances which is not to be eliminated, discharged or released by Postabank es Takarekpenztar Reszvenytarsasag pursuant to the releases provided for in paragraph 3(t) of
                  Schedule 2 (Conditions Precedent);

         (ii) any Encumbrance arising in respect of any assets of an Obligor by mandatory operation of Applicable Law which such Obligor has, upon becoming aware of such an Encumbrance, confirmed in writing to the Facility Agent;

         (iii)    any Encumbrance arising pursuant to the Security Agreements;

         (iv) any lien arising by operation of law and in the ordinary course of trading;

         (v) any Encumbrance created with the prior written consent of the Facility Agent acting on the instruction of the Majority Lenders; or

         (vi) any Encumbrance in respect of assets with an aggregate value which does not exceed two million five hundred thousand euro (EUR 2,500,000) securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of an Encumbrance other than any permitted under paragraphs (i) to (v) above) does not exceed two million five hundred thousand euro (EUR 2,500,000) (or their equivalent in another currency or currencies).

21.4     Disposals
(a) Subject to paragraph (b) below, no Obligor shall (and Hungarian Telephone and Cable Corp. shall procure and ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

         (i) made in the ordinary course of business of the disposing entity;

         (ii) of assets on an arm's length and open market basis with the prior written consent of the Facility Agent acting on the instructions of the Majority Lenders;

         (iii) of assets which are certified by an officer or director, as applicable, of the relevant Obligor as being redundant or obsolete;

         (iv) of assets which are being exchanged for comparable or superior assets and where the assets of the Obligor being exchanged are not worth materially more than the value of the assets being acquired or otherwise obtained; or

         (v) where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (i) to (iv) above) does not in any financial year exceed the equivalent of two million, five hundred thousand dollars (USD 2,500,000).

21.5     Merger and acquisition
         No Obligor shall (and Hungarian Telephone and Cable Corp. shall procure and ensure that no other member of the Group other than PILISTAV Tavkozlesi, Epito es Szolgaltato Korlatolt Felelossegu Tarsasag will, without the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders ):

         (a) enter into any amalgamation, demerger, merger or corporate reconstruction other than any such transaction in respect of two (2) or more Obligors (other than Hungarian Telephone and Cable Corp.) which has been notified to the Facility Agent in writing no less than twenty one (21) Business Days prior to the date on which any resolutions are passed by the founder, general meeting or analogous body of any such Obligor and which would not in all reasonable likelihood, save as expressly approved in advance in writing by the Facility Agent, acting on the instructions of the Majority Lenders, taken as a whole adversely affect the interests of the Finance Parties under the Finance Documents; or

         (b) acquire or create any person which results or gives rise to any loss, payment, cost, liability or other obligation whatsoever (whether present or future, actual or contingent) which in aggregate with all other such losses, payments, costs and liabilities exceeds, in any financial year, an amount equivalent to one million dollars (USD 1,000,000) and/or during the period from the date of this Agreement up to and including the Final Maturity Date, an amount equivalent to five million dollars (USD 5,000,000).

21.6     Change of business
         Each Obligor and Hungarian Telephone and Cable Corp. shall procure and ensure that no substantial change is made to the general nature of the business of Hungarian Telephone and Cable Corp. or the Group from that carried on at the date of this Agreement. No Obligor shall, without the prior written consent of the Facility Agent, acting on the instruction of the Majority Lenders, create any subsidiaries and/or become a party to a joint venture agreement or arrangement and/or enter or become involved in areas or types of activities or business in each such case that would fall outside the scope of activities and business specifically provided for pursuant to the Concession Contracts or activities and business related to the telecommunications business which are specified in Government Decree Number 48 of 1997 of Hungary which are significantly different to those currently being carried on by the Obligors and as envisaged in the Finance Documents, the overall effect of which would be reasonably expected to change the overall nature of the credit risk of the Obligors, as determined by the Facility Agent, acting on the instructions of the Majority Lenders.

21.7     Insurance
(a) Each Obligor shall take out and maintain insurances on and in relation to its respective activities, business, operations and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual and is available upon commercial terms, in respect of Hungarian Telephone and Cable Corp., in the United States and, in respect of the other Obligors, in Hungary for companies carrying on similar activities, businesses and operations such as those carried on by it and its subsidiaries whose practice is not to self-insure.

(b) Each Obligor as quickly as practicable shall, upon it taking out any such insurance pursuant to this Clause 21.7, notify the Facility Agent in writing, providing sufficient information on such insurance as reasonably required by the Facility Agent and execute an assignment of contractual rights agreement in respect of such material insurance, substantially in the form of the Assignment of Contractual Rights Agreements, as appropriate, if the Facility Agent (acting on the instructions of the Majority Lenders, acting reasonably) so requires. Each Obligor shall also not act or fail to act in any way which could by such action or failure to act cause any material adverse effect on the validity and enforceability of such insurances.

(c) In the event that fact(s), event(s) and/or circumstance(s) arise(s) whereby an Obligor intends to make a material claim under such insurance policies, such Obligor will promptly notify the Facility Agent in writing of such fact(s), event(s) and/or circumstance(s), together with an estimate of the amount of the damage or loss and an estimate of the likely amount of such claim and, at any time when: (i) a Default or Event of Default is continuing; and/or (ii) when the amount of such claim, when aggregated with all other claims of the Obligors which are outstanding at such time and with all other amounts claimed and paid but not at such time already applied by the Obligors towards repairs and/or reinstatement, as appropriate, exceeds an amount equivalent to two hundred and fifty thousand euro (EUR 250,000), such Obligor(s) will, as soon as reasonably practicable thereafter, enter into negotiations in good faith with the Facility Agent in order to determine an appropriate strategy for the use of any monies paid out as a result of such a claim.

21.8     Untrue representations
         After the delivery of any Utilisation Request and before the making of the Loan(s) requested in such Utilisation Request, each Obligor shall immediately notify the Facility Agent in writing of the existence or occurrence of any fact(s), event(s) and/or circumstance(s) which result(s) in or which would reasonably be expected to result in any of the representations contained in Clause 18 (Representations) being untrue at or before the time of the making of such Loan.

         21.9 Notification of Events of Default Each Obligor shall, promptly upon becoming aware of such occurrence, inform the Facility Agent of the occurrence of any Default or Event of Default, howsoever described under any of the Finance Documents, or of the receipt of any correspondence from any person relating to the obligations of any Borrower under the relevant Concession Contract which gives rise to a Material Adverse Effect and, upon receipt of a written request to that effect from the Facility Agent, confirm to the Facility Agent that, save as previously notified to the Facility Agent or as notified in such confirmation, no Default or Event of Default, howsoever described under any of the Finance Documents, has, to the best of its knowledge and belief, having made all reasonable enquiries thereto, occurred and no such correspondence has been received by any Obligor.

21.10    Claims pari passu
         Each Obligor shall, subject to any Encumbrances permitted pursuant to Clause 21.3 (Negative Pledge), ensure that at all times the claims of each Finance Party against such Obligor under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by the operation of mandatory Applicable Law applying to companies generally.

21.11    Auditors
         No Obligor shall, without the prior written consent of the Facility Agent (such consent not to be unreasonably withheld) change or propose to/at such Obligor's founder, general meeting or analogous body, as applicable, the changing of such Obligor's Auditors except as provided for in the definition of Auditors in Clause 1.1 (Definitions).

21.12    Bank accounts
(a) No Obligor shall, without the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders:

         (i) open, have, maintain or otherwise operate at any time a bank account (or similar account) with a bank, other financial institution or person except for the Income Accounts; and

         (ii) in the case of Hungarian Telephone and Cable Corp., open, have, maintain or otherwise operate at any time a bank account (or similar account) with a bank, other financial institution or person which is a holder of any Note(s) at such time other than for the Income Accounts of Hungarian Telephone and Cable Corp. held with Postabank es Takarekpenztar Reszvenytarsasag as at the date of this Agreement Provided that Hungarian Telephone and Cable Corp. unconditionally and irrevocably agrees and undertakes not to allow a payment into such Income Account which on any day exceeds an amount equivalent to fifty thousand euro (EUR 50,000) and in any calendar Month, exceed in aggregate an amount equivalent to one hundred thousand euro (EUR 100,000).

(b) Each Obligor shall procure and ensure that all of its respective Income is paid into an Income Account.

(c) Each Obligor agrees and undertakes that if it opens any additional bank or similar account(s) (having first received the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders), prior to or simultaneous with such account(s) becoming operational, such Obligor will create an Encumbrance over such account(s) in favour of the Security Agent, substantially in the form of a Pledge Over Bank Accounts Agreement, with such amendments as the Security Agent shall require to reflect the circumstances at such time and any changes in Applicable Law.

(d) In the event that Hungarian Telephone and Cable Corp. receives any Income from any person whatsoever who is at such time exercising any call options, warrants or similar rights that such person holds in the equity capital of Hungarian Telephone and Cable Corp., other than in respect of any stock options awarded to employees (and former employees) of Hungarian Telephone and Cable Corp., Hungarian Telephone and Cable Corp. agrees and undertakes to open the Escrow Account and either:

         (i)      to deposit such moneys in the Escrow Account; or

         (ii) to open a bank account with an Affiliate of the Escrow Bank in the United States of America and deposit such moneys in such bank account with such bank account being subject to an unconditional and irrevocable instruction from Hungarian Telephone and Cable Corp. to transfer immediately such moneys to the Escrow Account, and to hold such moneys in the Escrow Account until such time as the Facility Agent, acting on the instructions of the Majority Lenders, determines, without undue delay, that no Event of Default under Clause
         22.22 (Ownership of Hungarian Telephone and Cable Corp.) has arisen and is continuing as a result of the exercise of such call options, warrants or rights, including those in respect of any stock options awarded to employees (and former employees) of Hungarian Telephone and Cable Corp. (and for the purposes of this paragraph (d) the term "employees" shall be construed so as to include directors, officers and employees).


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21.13    Loans and guarantees
(a) Save as expressly permitted pursuant to this paragraph (a), no Borrower shall at any time, without the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders, make any loans, grant any credit or give any guarantee or indemnity whatsoever (except as required or provided for under any Finance Document) to or for the benefit of any person whatsoever or otherwise voluntarily assume any liability whatsoever, whether actual or contingent, in respect of any obligation of any other person. Each Borrower may from time to time extend a Permitted Inter-company Loan, being a loan or loans to other Borrower(s) and/or to HTCC Tanacsado Reszvenytarsasag for the purposes of, but not limited to, short-term working capital requirements of the recipient Borrower or HTCC Tanacsado Reszvenytarsasag, as applicable, the outstanding amount(s) of which in aggregate do(es) not at any time exceed an amount equivalent to two million dollars (USD 2,000,000). No Borrower (being a recipient Borrower), to which a loan has been extended by another Borrower, may itself extend a loan to any other Borrower(s) until such time as such recipient Borrower has repaid all amounts outstanding to each other Borrower prior to such time. The aggregate amount of all indebtedness arising pursuant to this paragraph (a) shall not at any time exceed an amount equivalent to six million dollars (USD 6,000,000).

(b) Neither Hungarian Telephone and Cable Corp. nor HTCC Tanacsado Reszvenytarsasag shall, without the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders, make any loans, grant any credit or give any guarantee or indemnity whatsoever (except as required or provided for under any Finance Document) to or for the benefit of any person whatsoever or otherwise voluntarily assume any liability whatsoever, whether actual or contingent, in respect of any obligation of any other person, other than such loans granted to the Borrowers as are disclosed in the Letter of Borrowings and Encumbrances.

(c) Each of Hungarian Telephone and Cable Corp. and HTCC Tanacsado Reszvenytarsasag will take such steps and actions as are necessary and appropriate and procure and ensure that within two (2) years of the date of this Agreement, the loans provided for in paragraph (b) above (other than such loans which arose directly from the funds resulting from the issue of the Notes) which are outstanding at such time are duly converted into registered paid-up share capital in the Borrowers, and such other member of the Group will provide Hungarian Telephone and Cable Corp. and HTCC Tanacsado Reszvenytarsasag with all assistance necessary to procure and complete such conversion.

(d) Subject to paragraph (e) below, each of the Obligors shall, at all times, procure and ensure that any and all indebtedness of each Borrower owed to Hungarian Telephone and Cable Corp. and/or HTCC Tanacsado Reszvenytarsasag is at all times and in all respects fully subordinated to any indebtedness and/or other obligations of each such Borrower owing or expressed to be in favour of any Finance Party. Each Obligor will enter into the Subordination and Trust Deed and any other agreement, contract or arrangement deemed necessary or desirable by the Facility Agent, acting on the instructions of the Majority Lenders, to give full effect to such subordination.

         (e) Subject to there being no Default or Event of Default which is continuing at such time, the Borrowers shall, notwithstanding paragraph
         (d) above, be entitled to pay interest on the loans provided for in paragraph (c) above which arose directly from the funds resulting from the issue of the Notes (including, to the extent that such Borrower is able to do so from Net Cumulative Excess Cash Flow, represented by cash-at-bank, any such interest accruing during any period in which an Event of Default or Default is continuing, with such payment to be made only following receipt by such Borrower of a written waiver in respect of such Event of Default or Default from the Facility Agent, acting on the instructions of the Majority Lenders), with such rate of interest to be no higher than the rate of interest accruing pursuant to the Notes. Other


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         than as provided for in this paragraph (e), no Borrower shall, without the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders, make any payment of any interest on any indebtedness owed to another member of the Group (save, where such interest is at an arm's length open-market rate, in respect of inter-Borrower loans expressly permitted pursuant to paragraph (a) above).

21.14    Shares
         No Obligor shall, without the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders, alter any rights attaching to its issued ordinary shares, Preference Shares and/or Warrants in existence at the date of this Agreement. No Obligor shall, without the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders, issue any share or other equity instrument whatsoever which is redeemable at the option of the holder or which, does not expressly provide for, at all times up to the full discharge of all obligations and liabilities in favour of the Finance Parties under the Finance Documents, the obtaining, at the time(s) of any redemption(s), of the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders.

21.15    Distributions
(a) Subject to paragraphs (b), (c) and (d) below, no member of the Group (other than PILISTAV Tavkozlesi, Epito es Szolgaltato Korlatolt Felelossegu Tarsasag) shall make any Distribution which is not a payment of amounts due and payable under any Permitted Management Contract, in respect of or on account of any due and payable Related Party Payment, in respect of or on account of any due and payable Permitted Fee Distribution or in respect of or on account of a due and payable Distribution arising under the Preference Shares or a repayment of any amount outstanding pursuant to and arising under a Permitted Inter-company Loan.

(b) No member of the Group shall, without the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders, make any Distribution at a time when an Event of Default is continuing or would arise if such Distribution were made.

(c) Subject to paragraph (b) above, prior to the later of the Trigger Date and 1 January 2003, no Borrower shall, without the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders make any Distribution to Hungarian Telephone and Cable Corp. and/or HTCC Tanacsado Reszvenytarsasag, other than any such Distribution being used to make the payments of interest arising under the Notes Provided that, in any event, a condition of any such consent for any other Distribution would include, but not be limited to, an amount equivalent to or more than the proposed amount of such Distribution being applied to prepay the Facility A Loan, such prepayment to be applied in inverse order of maturity.

(d) Following the later of the Trigger Date and 1 January 2003, a Borrower may make a Distribution to Hungarian Telephone and Cable Corp. of an amount equivalent to the amount of Net Cumulative Excess Cashflow up to the date of such proposed Distribution, with the full amount of such Distribution being used to make the payments of interest and/or to prepay and redeem one or more of the Notes Provided that it is agreed that if the Trigger Date occurs on or before 30 September 2003, the Obligors will, in respect of the 2003 financial year of the Obligors, be entitled to calculate and determine the amount of Net Cumulative Excess Cashflow for the first three (3) quarters of such financial year, as evidenced by the relevant 10Q Document, and apply such amount, together with any other Net Cumulative Excess Cashflow towards the prepayment of Notes and any directly related payment then due and payable in respect of the relevant cancellation of Warrants on or after 15 December 2003.


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21.16    Reduction of capital
         Save as may be required to comply with mandatory Applicable Law, no Obligor shall, without the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders, propose to/at any Obligor's founder or general meeting, as applicable, the reduction of such Obligor's registered and paid-up share capital or pass such resolution and each Obligor agrees that it shall not take any action or steps whatsoever to facilitate the reduction of its registered and paid-up share capital without the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders. Each Obligor shall not without the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders, agree, permit or otherwise allow or fail to take steps to prevent any person from withdrawing funds from an Obligor's assets and/or business save as provided for and permitted in the Finance Documents.

21.17    Material contracts
         No Obligor shall, without the prior written consent of the Facility Agent, acting reasonably, enter into any material agreement(s) and material contract(s) which is entered into on business terms that are worse than at arm's-length and/or which gives rise to a Material Adverse Effect.

21.18    Revocation
         No Obligor shall, without the prior written consent of the Facility Agent, take any formal action or fail to perform any duty or obligation which is likely to lead to the revocation of any Finance Document to which such Obligor is a party or to the cancellation or suspension of the rights of such Obligor included in any such agreement.

21.19    Articles of Association
         No Obligor shall, without the prior written consent of the Facility Agent, acting on the instruction of the Majority Lenders, propose to/at any Obligor's founder or general meeting, as applicable, an amendment to its Articles of Association which gives rise to a Material Adverse Effect.

21.20    Hedging Strategy
(a) Each Borrower shall ensure that at all times it has devised a Hedging Strategy appropriate at such time and that such Hedging Strategy is duly being implemented pursuant to the Hedging Documents.

(b) Each Borrower will notify the Facility Agent in writing of the Hedging Strategy and promptly of any changes to such Hedging Strategy.

(c) No Obligor shall, without the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders, enter into any agreement, arrangement or contract whatsoever which might have a material adverse effect on the Hedging Strategy or on the implementation of the Hedging Strategy and/or which might amount to speculation, gambling or risk taking in respect of any fluctuation in any rate or price.

(d) Each Borrower will promptly notify the Facility Agent and the Security Agent of the execution of any Hedging Document and take all steps and actions to procure and ensure that the benefit of each such Hedging Document is assigned as quickly as practicable in favour of the Security Agent (acting on behalf of the Finance Parties) on terms and conditions required by the Security Agent (in consultation with the other Finance Parties) at such time.

(e)      Each Borrower shall procure and ensure that:


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         (i)      in respect of any Hedging Document entered into on or prior to the date of this Agreement, on the date of this Agreement, the other party to such Hedging Document becomes a party to the Subordination and Trust Deed (in the capacity of Hedging Director); and

         (ii) in respect of any Hedging Document entered into after the date of this Agreement, the other party to such Hedging Document becomes a party to the Subordination and Trust Deed (in the capacity of Hedging Director) within five (5) Business Days of entering into such Hedging Document.

21.21    Alteration or amendment of Finance Documents
         No Obligor shall alter or amend, or cause to be altered or amended, any of the Finance Documents to which it is a party, without the prior written consent of the Facility Agent acting on the instructions of the Majority Lenders or, if expressly provided for in such a Finance Document, all of the Lenders Provided that each Obligor will promptly take any actions or other steps required or desirable under Applicable Law to give full force and effect to the Finance Documents (and to the rights, security interests and Encumbrances created in such Finance Documents) to which it is a party.

21.22    Filing of tax returns
         Each Obligor shall file or cause to be filed all tax returns required to be filed in all jurisdictions in which it and/or any of its subsidiaries is situated or carries on business or otherwise subject to pay tax and will promptly pay all taxes which are due and payable on such returns or any assessment made against it except to the extent contested in good faith and by appropriate means and either adequate reserves have been set aside with respect to the unpaid amount or the Obligor has established to the satisfaction of the Facility Agent, acting on the instructions of the Majority Lenders, that the setting aside of adequate reserves is not necessary Provided that an Obligor will notify the Facility Agent in writing as soon as practicable after such Obligor decides to contest the amount of tax due and/or payable by it.

21.23    Amount of Loan specified in the Utilisation Request
         Each Obligor will ensure that the amounts specified in any issued Utilisation Request is in full accordance with the amount(s) provided for pursuant to this Agreement.

21.24    Environment Each Obligor shall comply with:

         (a) all Applicable Law concerning the protection of the environment; and

         (b) the terms of all permits and authorisation required by any Applicable Law in respect of the environment for the ownership and operation of its business,

         in the manner and to the extent required to procure and ensure the avoidance of the occurrence of a Material Adverse Effect.

21.25    No new Financial Indebtedness
(a) Hungarian Telephone and Cable Corp. shall not without (subject to paragraph (d) of Clause 34.2 (Exceptions)) the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders, make or enter into any agreement or arrangement whatsoever whereby any additional Financial Indebtedness will be created, established or incurred, by Hungarian Telephone and Cable Corp., or otherwise permit to subsist any such additional Financial Indebtedness other than in respect of the Notes Provided that, for the avoidance of doubt, any


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         Financial Indebtedness arising pursuant to and/or in respect of
         Hungarian Telephone and Cable Corp.'s obligations and liabilities towards the Finance Parties under the Finance Documents to which Hungarian Telephone and Cable Corp. is a party shall not fall within the scope of the restriction expressly provided for in this paragraph
         (a).

(b) HTCC Tanacsado Reszvenytarsasag shall not, without (subject to paragraph (e) of Clause 34.2 (Exceptions)) the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders, make or enter into any agreement or arrangement whatsoever whereby any additional Financial Indebtedness will be created, established or incurred, by HTCC Tanacsado Reszvenytarsasag, or otherwise permit to subsist any such additional Financial Indebtedness other than:

         (i) in respect of any vendor finance provided to HTCC Tanacsado Reszvenytarsasag by any telecommunications or civil works contractor or telecommunications equipment supplier, in each case with an initial maturity of up to one hundred and twenty
                  (120) days, as extended in the ordinary course of trade; or

         (ii) indebtedness expressly contemplated and/or permitted pursuant to paragraph (a) of Clause 21.13 (Loans and guarantees),

         Provided that, for the avoidance of doubt, any Financial Indebtedness arising pursuant to and/or in respect of HTCC Tanacsado
         Reszvenytarsasag's obligations and liabilities towards the Finance Parties under the Finance Documents to which HTCC Tanacsado Reszvenytarsasag is a party shall not fall within the scope of the restriction expressly provided for in this paragraph (b).

(c) No Borrower shall, without (subject to paragraph (f) of Clause 34.2 (Exceptions)) the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders, make or enter into any agreement or arrangement whatsoever whereby any additional Financial Indebtedness will be created, established or incurred, by such Borrower or any of them, or otherwise permit to subsist any such additional Financial Indebtedness other than:

         (i)      in respect of the Loans utilised pursuant to this Agreement;

         (ii)     in respect of the Hedging Documents;

         (iii) in respect of any vendor finance provided to any Borrower by any telecommunications or civil works contractor or telecommunications equipment supplier, in each case with an initial maturity of up to one hundred and twenty (120) days, as extended in the ordinary course of trade,

         (iv) indebtedness expressly contemplated and/or permitted pursuant to paragraph (a) of Clause 21.13 (Loans and guarantees); or

         (v) in respect of any indebtedness not already falling into the scope of paragraphs (i) to (iv) inclusive above, is in aggregate for an amount not more than the equivalent of five million euro (EUR 5,000,000),

         Provided that, for the avoidance of doubt, any Financial Indebtedness arising pursuant to and/or in respect of any of the Borrower's obligations and liabilities towards the Finance Parties under the Finance Documents to which such Borrower(s) is/are a party shall not fall within the scope of the restriction expressly provided for in this paragraph (c).


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21.26    Stamp Taxes
         Each Obligor shall as quickly as practicable upon becoming aware of any requirement to do so (including following the receipt of written notification by the Facility Agent in respect thereof) take and/or procure the taking of all actions required to be done, fulfilled or performed in order to pay any stamp, registration or similar Tax or charges arising under any of the Finance Documents.

21.27    Litigation
         Each Obligor shall, promptly upon becoming aware of the same, notify the Facility Agent in writing of any material litigation, arbitration, administrative proceedings or other actions, whatsoever, of or before any court, arbitral body, agency or similar body whatsoever, involving any Obligor not previously disclosed to each Finance Party pursuant to this Agreement including, inter alia, in each 10K Document and 10Q Document, which, if adversely determined, would give rise to a Material Adverse Effect and will continue to provide written updates of any material developments in respect of any such material litigation, arbitration, administrative proceedings or other actions to the Facility Agent.

21.28    Purpose of the Loans
         Each of the Borrowers shall apply each Facility A Loan and each Facility B Loan to its intended purpose as specified in Clause 3.1 (Purpose).

21.29    Additional security
         Each Obligor except Hungarian Telephone and Cable Corp. shall:

         (a) maintain an inventory ("Leltar") of each of its assets which are of a type and/or class capable of being the subject of a fixed charge pursuant to a Fixed Charge Agreement which exceed a value of ten million forints (HUF 10,000,000), a copy of which shall from time to time at the request of the Facility Agent acting reasonably and in any event within thirty (30) days of the acquisition of any such asset and within ninety
                  (90) days of the end of each financial year be delivered to the Facility Agent;

         (b) once the aggregate value of assets detailed in the Inventory of Business Assets, which are not already subject to a fixed charge pursuant to a Fixed Charge Agreement, equals or exceeds an amount equivalent to two hundred and fifty thousand euro (EUR 250,000), such Obligor shall promptly and in any event within ten (10) days of a request in writing by the Facility Agent, acting reasonably, execute a Fixed Charge Agreement in favour of the Security Agent acting on behalf of all of the Finance Parties over such assets as identified to it by the Facility Agent; and

         (c) promptly upon the written request of the Facility Agent, acting reasonably, execute further assignment of contractual agreements in favour of the Security Agent in respect of new contracts and agreements which give rise to interests, rights and benefits in favour of such Obligor which are capable of being assigned with such further assignment of contractual rights agreements to be substantially in the form of an Assignment of Contractual Rights Agreement, with such amendments as the Security Agent shall require to reflect the circumstances at such time and any changes in Applicable Law.

21.30    Notes
(a) Hungarian Telephone and Cable Corp. shall not alter the terms and conditions of the Notes without the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders.


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(b)      Prior to the occurrence of a Default or Event of Default which is continuing, Hungarian Telephone and Cable Corp. will duly pay all interest arising under the Notes on the dates such interest falls due and payable.

(c) Following the occurrence of a Default or Event of Default, Hungarian Telephone and Cable Corp. will not, without the prior written consent of the Facility Agent, acting on the instructions of the Lenders, pay any interest or other amounts whatsoever arising under the Notes until the Obligors have duly performed and discharged in full their respective obligations and liabilities to the Finance Parties under the Finance Documents.

21.31    Preference Shares
         If Citizens at any time exercises its conversion rights under all or any of the Preference Shares, Hungarian Telephone and Cable Corp. shall inform the Facility Agent of such exercise with three (3) Business Days of becoming aware of such occurrence.

21.32    Minority shareholders
         If any minority shareholder of a Borrower at any time converts, swaps or in any way exchanges its shareholding in such Borrower for issued and fully paid-up shares in Hungarian Telephone and Cable Corp., Hungarian Telephone and Cable Corp. shall promptly thereafter grant an Encumbrance over such issued and fully paid-up shares in such Borrower in favour of the Security Agent acting on behalf of the Lenders. Such Encumbrance(s) are to be created by and constituted in a security deposit agreement in all material respects in the form of Security Deposit Agreements, with such changes as the Security Agent may require to reflect changes in Applicable Law.

21.33    Further assurance
         Each Obligor shall, at its own expense, execute and do all such assurances, acts and things as the Facility Agent and/or the Security Agent may reasonably require for perfecting, or protecting the interests of the Finance Parties under, the security and subordination constituted or evidenced or purported to be constituted or evidenced by any of the Finance Documents.

21.34    Concession Contracts
(a) Each Borrower will take all best efforts to maintain in full force and effect and to comply in all material respects with the Concession Contracts to which such Borrower is a party.

(b) Each Borrower will promptly copy to the Facility Agent any material correspondence in respect of the Concession Contracts received from any other party to and/or in connection with such Concession Contracts and/or the Telecommunications Authority.

21.35    Related Party Payments
         No Obligor shall, without the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders, make any prepayment or otherwise accelerate any payment of, on account of or otherwise in respect of any Related Party Payment.

22.      EVENTS OF DEFAULT
         Each of the facts, events or circumstances set out in Clause 22 is an Event of Default.

22.1     Non-payment
         An Obligor does not pay on the due date any amount payable pursuant to any Finance Document at the place at and in the currency in which it is expressed to be payable unless:

         (i) its failure to pay is caused by administrative or technical error; and


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         (ii)     payment is made within three (3) Business Days of its due
                  date.

22.2     Financial covenants
         Any requirement of Clause 20 (Financial Covenants) is not satisfied Provided that it shall not be an Event of Default under this Clause
         22.2 if, between the last day of the financial accounting period to which a 10K Document or 10Q Document relates and the delivery of such 10K Document or 10Q Document to the Facility Agent in compliance with the requirements under this Agreement, one or more shareholders of Hungarian Telephone and Cable Corp. provide funds to Hungarian Telephone and Cable Corp., in the form of non-redeemable paid-up share capital and/or Financial Indebtedness fully subordinated to the Senior Credit (as defined in the Subordination Trust Deed), with such shareholder(s) becoming a party (or parties, as applicable) to the Subordination and Trust Deed, as a Subordinated Creditor (as defined in the Subordination and Trust Deed), in a minimum amount of five million dollars (USD 5,000,000) or such greater amount as would have ensured that, if Hungarian Telephone and Cable Corp. had received such funds during the relevant financial accounting period, there would have been no breach of or failure to comply with the requirements of Clause 20 (Financial Covenants).

22.3     Other obligations
(a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1 (Non-payment) and Clause
         22.2 (Financial covenants)).

(b) No Event of Default under paragraph (a) above will occur:

         (i) in relation to Clause 21 (General Undertakings) if the failure to comply is capable of remedy and is remedied within ten (10) Business Days or, if in order to effect such remedy, an application must be made to an organ, agency or other administrative or regulatory body of Hungary, then such period shall be extended by a further twenty (20) Business Days; or

         (ii) any other obligation which is deemed to be material by the Facility Agent, expressed to be assumed by any Obligor in any of the Finance Documents to which such Obligor is a party and such failure, if capable of remedy, is remedied within twenty five (25) Business Days or, if in order to effect such remedy, an application must be made to an organ, agency or other administrative or regulatory body of Hungary, then such period shall be extended by a further fifteen (15) Business Days.

22.4     Misrepresentation
         Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and, if the circumstance(s) giving rise to or causing such misrepresentation are, in the opinion of the Facility Agent, acting on the instructions of the Majority Lenders, capable of remedy, the Obligor has failed to remedy such circumstance(s) within ten (10) Business Days of the making or deemed making of such incorrect or misleading representation or statement.

22.5     Cross default
(a) Any Financial Indebtedness (other than any Financial Indebtedness which is owed to any other member of Group and which is subject to the Subordination and Trust Deed) of any member of the Group (other than PILISTAV Tavkozlesi, Epito es Szolgaltato Korlatolt Felelossegu Tarsasag) is not paid when due or within any originally applicable grace period.


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(b)      Any Financial Indebtedness (other than any Financial Indebtedness which is owed to any other member of Group and which is subject to the Subordination and Trust Deed) of any member of the Group (other than PILISTAV Tavkozlesi, Epito es Szolgaltato Korlatolt Felelossegu Tarsasag) is or is capable of being declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described or provided for).

(c) Any commitment for any Financial Indebtedness of any member of the Group (other than PILISTAV Tavkozlesi, Epito es Szolgaltato Korlatolt Felelossegu Tarsasag) is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described or provided for).

(d) Any creditor of any member of the Group (other than PILISTAV Tavkozlesi, Epito es Szolgaltato Korlatolt Felelossegu Tarsasag) becomes entitled to declare any Financial Indebtedness (other than any Financial Indebtedness which is owed to any other member of Group and which is subject to the Subordination and Trust Deed) of any member of the Group (other than PILISTAV Tavkozlesi, Epito es Szolgaltato Korlatolt Felelossegu Tarsasag) due and payable prior to its specified maturity as a result of an event of default (however described or provided for).

(e) Any Encumbrance securing Financial Indebtedness over any asset of any of the Borrowers becomes enforceable as a result or by virtue of the occurrence of an event of default (however described or provided for).

(f) No Event of Default will occur under this Clause 22.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (e) above is less than two hundred and fifty thousand euro (EUR 250,000) (or its equivalent in any other currency or currencies aggregated with the anticipated monetary value, cost or other expense of all then applicable claims provided for in Clause 22.10 (Litigation)).

22.6     Insolvency
(a) A member of the Group is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts makes a general assignment for the benefit of or a composition with its creditors, or seeks any of the protections provided for in the Bankruptcy Act or in its relevant jurisdiction, becomes subject to any of the procedures provided for in the Bankruptcy Act or in its relevant jurisdiction, and in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of forty five (45) days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any part of its assets) shall occur or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness Provided that a mere claimant against an Obligor shall not be regarded as a creditor until such claim is recognised by such Obligor pursuant to Applicable Law or otherwise.

(b) To the extent that, at any time, the value of the assets of any Borrower is less than its liabilities (taking into account contingent and prospective liabilities) such Borrower fails at such time to take all appropriate and applicable steps to procure and ensure full compliance with mandatory Applicable Law and the requirements under the Concession Contracts.

(c) A moratorium is declared in respect of any indebtedness of any member of the Group.


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22.7     Insolvency proceedings
         Any corporate action, legal proceedings or other procedure or step is taken in relation to:

         (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

         (b) a composition, assignment or arrangement with any creditor of any member of the Group;

         (c) the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

         (d) enforcement of any Encumbrance over any assets of any member of the Group.

22.8     Unlawfulness
(a) It is or becomes unlawful and/or in conflict with any Applicable Law for an Obligor to comply, perform and/or discharge any of its payment obligations under the Finance Documents which, in the opinion of the Facility Agent, acting on the instructions of the Majority Lenders, cannot be fully addressed and/or mitigated so as to leave the Finance Parties in no worse a position than that prior to such unlawfulness.

(b) It is or becomes unlawful and/or in conflict with any Applicable Law for an Obligor to comply, perform and/or discharge any or all of such Obligor's material non-payment obligations and liabilities under the Finance Documents which, in the opinion of the Facility Agent, acting on the instructions of the Majority Lenders, gives rise to a Material Adverse Effect.

22.9     Repudiation
         An Obligor repudiates a Finance Document or clearly evidences an intention to repudiate a Finance Document.

22.10    Litigation
         Notwithstanding any notification to the Facility Agent pursuant to this Agreement, any litigation, arbitration, administrative proceedings or other actions whatsoever are commenced against any Obligor and/or any other member(s) of the Group or the nature of any existing such proceedings or other actions changes in any way whatsoever which, if it were to be adversely determined, in the opinion of the Facility Agent, acting on the instructions of the Majority Lenders, gives rise to a Material Adverse Effect and which such Obligor and/or such other member(s) of the Group fail(s) within a reasonable period of time (as determined by the Facility Agent, acting on the instructions of the Majority Lenders) to demonstrate, to the satisfaction of the Facility Agent, acting on the instructions of the Majority Lenders, that such Obligor and other member of the Group is contesting such proceedings or actions in good faith and that such contesting has a reasonable expectation of being successful and/or that the reasonably anticipated monetary value, cost or other expense of such claim(s) individually does not exceed the equivalent of one million euro (EUR 1,000,000) and in aggregate do(es) not exceed the equivalent of one million five hundred thousand euro (EUR 1,500,000) when aggregated with the amount, if any, of Financial Indebtedness to which the operative provisions of Clause 22.5 (Cross default) then applies.


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22.11    Execution or distress
         Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of any Obligor which when aggregated with all other execution and distress exceeds an amount equivalent to one hundred and twenty five thousand euro (EUR 125,000) which such Obligor fails to demonstrate within a reasonable period of time (as determined by the Facility Agent, acting reasonably) to the satisfaction of the Facility Agent, acting reasonably, are frivolous or vexatious and/or will be paid out and/or duly discharged within thirty (30) Business Days, or such later date as the Facility Agent, acting on the instructions of the Majority Lenders, may agree.

22.12    Analogous events
         Any event occurs in respect of an Obligor which under the laws of any jurisdiction has a similar or analogous effect to any of those events mentioned in Clause 22.6 (Insolvency), Clause 22.7 (Insolvency proceedings) or Clause 22.11 (Execution or distress).

22.13    Governmental intervention
         By or under the authority of any government any of the following events occur or threaten to occur: (a) the management of any Obligor is wholly or partially displaced or the authority of any Obligor in the conduct of its business is wholly or partially curtailed; or (b) all or a majority of the issued and paid-up shares of any Obligor or the whole or any part of its respective revenues or assets is seized, nationalised, expropriated or compulsorily acquired.

22.14    Control of Hungarian Telephone and Cable Corp.
         Other than pursuant to any transaction made in compliance with paragraph (c) of Clause 22.22 (Ownership of Hungarian Telephone and Cable Corp.) or as expressly approved in advance in writing by the Facility Agent, acting on the instructions of the Majority Lenders, any person and/or Related Party of such person and/or any other person acting in concert with such person gains control over Hungarian Telephone and Cable Corp. and, for these purposes, control of Hungarian Telephone and Cable Corp. shall include the ability to, directly or indirectly, direct its affairs and/or direct and/or control the composition of its board of directors or equivalent body as well as ownership, beneficially and/or legally, directly and/or indirectly, of more than half the issued share capital of Hungarian Telephone and Cable Corp.

22.15    Ownership of the Borrowers
         Other than as expressly approved in advance in writing by the Facility Agent, acting on the instructions of the Majority Lenders, other than for the purposes of consolidation with another Borrower or in connection with an issue of shares on the Budapest Stock Exchange for the purpose of meeting the Hungarian ownership requirements of the relevant Concession Contract, Hungarian Telephone and Cable Corp. sells, transfers or otherwise disposes of any of its issued share capital of a Borrower or of HTCC Tanacsado Reszvenytarsasag.

22.16    The Obligors' business
         Any Obligor ceases to carry on or changes in any material respect the business it carries on at the date of this Agreement or enters into any unrelated business which in the opinion of the Facility Agent, acting on the instructions of the Majority Lenders, gives rise to a Material Adverse Effect and such circumstance(s), if capable of remedy, is/are not remedied within ten (10) Business Days.

22.17    Validity and admissibility
         At any time any act, condition or thing required to be done, fulfilled or performed in order: (a) to enable an Obligor lawfully to enter into, exercise its rights under and perform the obligations expressed to be assumed by it under any of the Finance Documents to which it is a party; or (b) to ensure that the obligations expressed to be assumed by an Obligor under any of the Finance


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


         Documents to which it is a party are legal, valid, in full force and effect, binding on and enforceable against it; or (c) to make the Finance Documents admissible in evidence in Hungary is not done, fulfilled or performed and, if such failure to do, fulfil or perform is capable of being remedied, the same is not so remedied within twenty
         (20) Business Days of the date of any written notice given by the Facility Agent to such Obligor in respect of such failure or, if in order to effect such remedy, an application must be made to an organ, agency or other administrative or regulatory body of any jurisdiction, then such period shall be extended by a further twenty (20) Business Days Provided that in respect of those Finance Documents which were not executed in the Hungarian language and for which no official translation is available in the Hungarian language, the Borrower shall be only be obligated to have such Finance Documents officially translated into the Hungarian language upon receipt of a written request from the Facility Agent, acting reasonably, and on the receipt of such a written request the Borrowers shall arrange for the prompt translation into the Hungarian language of such Finance Documents and the prompt delivery of such translations to the Facility Agent.

22.18    Performance of obligations
         Any fact(s), event(s) or other circumstance(s) or series of the foregoing arise(s) (other than any such fact(s), event(s) or other circumstance(s) which already fall fully into the scope of any other specific Event of Default expressly provided for in this Clause 22) which in the opinion of the Facility Agent, acting on the instructions of the Majority Lenders, gives rise to a Material Adverse Effect.

22.19    Failure to implement Hedging Strategy
         An Obligor, at any time, fails to duly and properly comply with the terms of Clause 21.20 (Hedging Strategy) and/or in the opinion of the Facility Agent, acting on the instructions of the Majority Lenders, the strategy (if any) adopted by the Obligors is inappropriate and/or inadequate and gives rise to a Material Adverse Effect and such circumstances, if capable of remedy are not remedied within ten (10) Business Days.

22.20    Failure to comply with final judgment
         Any Obligor fails to comply with or pay any sum due from it under any material final judgment or any final order made or given by any court of competent jurisdiction.

22.21    Concession Contracts
         Any Borrower publicly announces that it is abandoning or intends to abandon the activities which it carries out pursuant to a Concession Contract or the decision of a Borrower to abandon such activities becomes public or a Borrower fails or is unable to comply with any of the terms of a Concession Contract or any other contract which is material to such Borrower's ability to carry on its business or revocation, cancellation or surrender of a Concession Contract occurs.

22.22    Ownership of Hungarian Telephone and Cable Corp.
         Prior to the later of: (i) 31 December 2001; and (ii) the Trigger Date:

         (a) Tele Danmark A/S and/or any person which at all times and in all respects is a wholly owned Subsidiary of Tele Danmark A/S and the IO Fund, together or individually, fail to maintain ownership of a minimum of thirty point one per cent. (30.1%) of the issued and paid-up share capital of Hungarian Telephone and Cable Corp.; or

         (b) Tele Danmark A/S and/or any person which at all times and in all respects is a wholly owned Subsidiary of Tele Danmark A/S fails to maintain ownership of the issued and paid-up share capital of Hungarian Telephone and Cable Corp. which Tele Danmark A/S holds at the date of this Agreement; or


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

         following the Trigger Date,

         (c) Tele Danmark A/S and/or any person which at all times and in all respects is a wholly owned Subsidiary of Tele Danmark A/S sells, transfers or otherwise disposes of any or all of its issued and paid-up shares in Hungarian Telephone and Cable Corp. without the prior written consent of the Majority Lenders Provided that such consent shall be based on the determination by the Majority Lenders, acting reasonably, that the proposed new shareholder in Hungarian Telephone and Cable Corp. is an internationally recognised telecommunications operator of similar standing to Tele Danmark A/S and has a minimum long-term credit rating of A2 or better from Moody's Investor Services or A or better from Standard and Poor's Investor Services.

22.23    Technical and Management Support
         Tele Danmark A/S fails duly to provide any of the Obligors with technical and management support as such support is required by such Obligor from time to time until the later of: (i) 31 December 2001; and
         (ii) the Trigger Date.

22.24    Authorisations
         Any Authorisation of any Competent Authority required for the execution, delivery or performance of any Finance Document is modified in any material respect, revoked or withdrawn or ceases to remain in full force and effect and, in any such case, in the opinion of the Facility Agent, acting on the instructions of the Majority Lenders, it gives rise to a Material Adverse Effect and such circumstance is not remedied within twenty five (25) Business Days, or if in order to effect such remedy, an application must be made to an organ, agency or other administrative or regulatory body of Hungary, then such period shall be extended by a further fifteen (15) Business Days.

22.25    Financial Indebtedness
         Any Obligor wilfully enters into any agreement, arrangement or contract whatsoever with the primary intention of directly and/or indirectly causing and/or giving rise to a breach of the provisions of the Finance Documents regarding Financial Indebtedness, and/or Permitted Financial Indebtedness.

22.26    Enforceability
         Any of the Finance Documents cease to be enforceable and valid under any Applicable Law or any of the Encumbrances created by and constituted in the Security Agreements ceases to constitute a valid first ranking Encumbrance, in a manner and to an extent which in the opinion of the Facility Agent, acting on the instructions of the Majority Lenders, has or would in all reasonable likelihood have a more than nominal adverse effect on the interests of any of the Finance Parties.

22.27    The Notes
         Hungarian Telephone and Cable Corp. fails to make full payment under the Notes on the date such interest falls due and payable.

22.28    Acceleration and cancellation
         On and at any time after the occurrence of an Event of Default which is continuing and which has not been expressly waived in writing by the Facility Agent, acting on the instructions of the Majority Lenders or Lenders, as appropriate, the Facility Agent may, and shall if so directed by the Majority Lenders, by notice (by the Facility Agent or any person on the Facility Agent's behalf) to the Obligors:


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         (a)      cancel the Total Commitments whereupon they shall immediately be cancelled;

         (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

         (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.

22.29    Loans Due on demand
         If, pursuant to Clause 22.28 (Acceleration and cancellation), the Facility Agent declares the Loan(s) to be due and payable on demand of the Facility Agent, then, and at any time thereafter, the Facility Agent may (and, if so instructed by the Majority Lenders, shall) by written notice (by the Facility Agent or any person on the Facility Agent's behalf) to the Borrowers:

         (a) require repayment of the Loan(s) on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrowers under this Agreement) or withdraw its declaration with effect from such date as it may specify in such notice; and/or

         (b) select as the duration of any Interest Period which begins whilst such declaration remains in effect a period of three
                  (3) Months or less; and/or

         (c) without prejudice to the provisions of any other Finance Documents, declare that the Security Agreements (or any of them) shall have become enforceable and enforce any or all of the same.


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


                         SECTION 8 - CHANGES TO PARTIES

23.      CHANGES TO THE LENDERS

23.1     Assignments and transfers by the Lenders
         Subject to this Clause 23, a Lender (the "Existing Lender") may:

         (a)      assign any of its rights; or

         (b)      transfer by novation any of its rights and obligations,

         to another bank or financial institution (the "New Lender").

23.2     Conditions of assignment or transfer
(a) The consent of the Obligors is required for an assignment or transfer by a Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender and/or an Event of Default at such time is continuing.

(b) The consent of the Obligors to an assignment or transfer must not be unreasonably withheld or delayed. The Obligors will be deemed to have given their consent five (5) Business Days after the Lender has requested it unless consent is expressly refused by the Obligors within that time.

(c) The consent of the Obligors to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Associated Costs.

(d) An assignment will only be effective on receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

(e)      A transfer will only be effective if the procedure set out in Clause
         23.5 (Procedure for transfer) is complied with.

(f) Any assignment or transfer by an Existing Lender to a New Lender shall only be effective if it transfers or assigns the Existing Lender's share of each Facility pro rata.

(g)      If:

         (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

         (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax Gross-up and Indemnities) or Clause 14 (Increased Costs),

         then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.


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23.3     Assignment or transfer fee
         In respect of any assignment or transfer which takes place after the period commencing on the date of this Agreement and ending on the earlier of date on which the Arrangers notify the Facility Agent in writing that the syndication of the Facility has been completed and the date falling thirty (30)] days after the date of this Agreement, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for the Facility Agent's own account) a fee of one thousand euro (EUR 1,000).

23.4     Limitation of responsibility of Existing Lenders
(a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

         (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

         (ii)     the financial condition of any Obligor;

         (iii) the performance and observance by any Obligor of such Obligor's obligations under the Finance Documents or any other documents; or

         (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

         and any representations or warranties implied by Applicable Law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that such New Lender:

         (i) has made (and shall continue to make) such New Lender's own independent investigation and assessment of the financial condition and affairs of each Obligor and such Obligor's related entities in connection with such New Lender's participation in this Agreement and has not relied exclusively on any information provided to such New Lender by the Existing Lender in connection with any Finance Document; and

         (ii) will continue to make such New Lender's own independent appraisal of the creditworthiness of each Obligor and such Obligor's related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)      Nothing in any Finance Document obliges an Existing Lender to:

         (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

         (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of such Obligor's obligations under the Finance Documents or otherwise.

23.5     Procedure for transfer
(a) Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to the Facility Agent by the Existing Lender and the New Lender. The Facility Agent shall, as soon as reasonably practicable after receipt by the Facility Agent of a duly completed Transfer Certificate appearing on such Transfer Certificate's


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


         face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)      On the Transfer Date:

         (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation such Existing Lender's rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

         (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

         (iii) each Agent, each Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by such New Lender as a result of the transfer and to that extent each Agent, each Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

         (iv)     the New Lender shall become a Party as a "Lender".

(c) At the same time as any Transfer Certificate is delivered to the Facility Agent in accordance with this Agreement, the New Lender will simultaneously deliver or procure the delivery of a duly completed power of attorney in favour of the Security Agent in respect of the Security Agreements, such power of attorney to be substantially in the form set out in Part II (Form of the power of attorney to be provided by the New Lender in favour of the Security Agent) of Schedule 4 (Form of Transfer Certificate).

23.6     Disclosure of information
         Any Lender may disclose to any of its Affiliates and any other person (subject to such other person agreeing to enter into a Confidentiality Agreement):

         (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of such Lender's rights and obligations under this Agreement;

         (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor;

         (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

         (d)      with whom it does share data, information and similar matters;

         any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate.


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


24.      CHANGES TO THE OBLIGORS

24.1     Assignments and transfer by Obligors
         No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents to which it is a party save in the case of any such transfer to a legal successor arising pursuant to a transaction contemplated by and in accordance with paragraph (a) of Clause 21.5 (Merger and acquisition).



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                         SECTION 9 - THE FINANCE PARTIES

25       ROLE OF THE AGENTS AND THE ARRANGERS

25.1     Appointment of the Agents
(a) Each Arranger and each Lender appoints each of the Facility Agent and the Security Agent to act as its agent under and in connection with the Finance Documents.

(b) Each Arranger and each Lender authorises each Agent to exercise the rights, powers, authorities and discretions specifically given to such Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2     Duties of the Agents
(a) Each Agent shall promptly forward to a Party the original or a copy of any document which is delivered to such Agent for that Party by any other Party. Without prejudice to Clause 30.1 (Communications in writing), an Agent may discharge its duty to forward a copy of any document supplied to it pursuant to Clause 19 (Information Undertakings) by sending such document to a relevant Party by e-mail where such relevant Party has informed such Agent of an e-mail address pursuant to Clause 30.2 (Addresses) or by reference to a web site where such Agent has previously informed a relevant Party of the address of such web site and the location of the relevant document on such web site pursuant to Clause 30.2 (Addresses).

(b) If an Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the fact(s), event(s) and/or circumstance(s) described in such notice is/are a Default, it shall promptly notify the Lenders in writing.

(c) Each Agent shall promptly notify the Lenders in writing of any Default arising under Clause 22.1 (Non-payment).

(d) Each Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(e) Upon any request from the Facility Agent, or as otherwise contemplated and/or required pursuant to this Agreement, the Security Agent will in good time notify the Facility Agent of the relevant Security Agent's Spot Rate of Exchange required pursuant to this Agreement.

25.3     Role of the Arrangers
         Except as specifically provided in the Finance Documents, no Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

25.4     No fiduciary duties
(a) Nothing in this Agreement constitutes any Agent or any Arranger as a trustee or fiduciary of any other person.

(b) Neither any Agent nor any Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by such Agent or Arranger, as applicable, for its own account.

25.5     Business with the Group
         Each Agent and each Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.


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


25.6     Rights and discretions of the Agent
(a)      Each Agent may rely on:

         (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

         (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b) Each Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

         (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment));

         (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

         (iii) any notice or request made by an Obligor is made on behalf of and with the consent and knowledge of all the Obligors.

(c) Each Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d) Each Agent may act in relation to the Finance Documents through its personnel and agents.

25.7     Majority Lenders' instructions
(a) Unless a contrary indication appears in a Finance Document, each Agent shall: (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent); and (b) not be liable for any act (or omission) if such Agent acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and all the Arrangers.

(c) Each Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until such Agent has received such security as such Agent may require for any cost, loss or liability (together with any associated VAT) which such Agent may incur in complying with the instructions.

(d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) each Agent may act (or refrain from taking action) as such Agent considers to be in the best interest of the Lenders.

(e) Each Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

25.8     Responsibility for documentation
         No Agent nor any Arranger:


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         (a)      is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Agent, any Arranger, any Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

         (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

25.9     Exclusion of liability
(a) Without limiting paragraph (b) below, no Agent will be liable for any action taken by such Agent under or in connection with any Finance Document, unless directly caused by such Agent's gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of any Agent in respect of any claim such Party might have against such Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of an Agent may rely on this Clause 25.

(c) An Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by an Agent if such Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by such Agent for that purpose.

25.10    Lenders' indemnity to each Agent
         Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero (0), to such Lender's share of the Total Commitments immediately prior to their reduction to zero
         (0)) indemnify each Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by such Agent (otherwise than by reason of such Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless such Agent has been reimbursed by an Obligor pursuant to a Finance Document).

25.11    Resignation of the Agents
(a) Each Agent may resign and appoint one of its Affiliates located in: (i) any jurisdiction in which a Lender is situated; (ii) Hungary; (iii) any jurisdiction in the European Union; and/or (iv) any jurisdiction which is a party to a double taxation agreement in force on the date of such appointment the effect of which is to provide for all payments made (by the relevant Obligor) under the Finance Documents to be made (subject to the completion of any necessary procedural formalities) without a Tax Deduction, as successor by giving notice to the Lenders and the Obligors.

(b) Alternatively an Agent may resign by giving notice to the Lenders and the Obligors, in which case the Majority Lenders (after consultation with the Obligors) may appoint a successor Agent located in: (i) any jurisdiction in which a Lender is situated; (ii) Hungary; (iii) any jurisdiction in the European Union; and/or (iv) any jurisdiction which is a party to a double taxation agreement in force on the date of such appointment the effect of which is to provide for all payments made (by the relevant Obligor) under the Finance Documents to be made (subject to the completion of any necessary procedural formalities) without a Tax Deduction.


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(c)      If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within thirty (30) days after notice of resignation was given, the relevant Agent (after consultation with the Obligors) may appoint a successor Agent located in: (i) any jurisdiction in which a Lender is situated; (ii) Hungary; (iii) any jurisdiction in the European Union; and/or (iv) any jurisdiction which is a party to a double taxation agreement in force on the date of such appointment the effect of which is to provide for all payments made (by the relevant Obligor) under the Finance Documents to be made (subject to the completion of any necessary procedural formalities) without a Tax Deduction.

(d) A retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e) An Agent's resignation notice shall only take effect upon the appointment of a successor.

(f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g) After consultation with the Obligors, the Majority Lenders may, by notice to an Agent, require such Agent to resign in accordance with paragraph (b) above. In this event, such Agent shall resign in accordance with paragraph (b) above.

25.12    Confidentiality
(a) In acting as agent for the Finance Parties, each Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by another division or department of an Agent, such information may be treated as confidential to that division or department and such Agent shall not be deemed to have notice of such information.

(c) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

25.13    Relationship with the Lenders
(a) Each Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five (5) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Associated Costs.

25.14    Credit appraisal by the Lenders
         Without affecting the responsibility of any Obligor for information supplied by such Obligor or on such Obligor's behalf in connection with any Finance Document, each Lender confirms to each Agent and each Arranger that such Finance Party has been, and will continue to be, solely responsible for making such Finance Party's own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including, but not limited to:


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         (a)      the financial condition, status and nature of each member of the Group;

         (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

         (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

         (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by any Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.15    Lenders' tax status confirmation
(a) Each Original Lender confirms in favour of the Facility Agent on the date of this Agreement that either:

         (i) it is not resident for tax purposes in the United Kingdom and is beneficially entitled to its share of the Loan and associated interest; or

         (ii) it is a bank as defined for the purposes of section 349 of the Taxes Act and is beneficially entitled to its share of the Loan and associated interest,

         and each Lender shall promptly notify the Facility Agent in writing if there is any change in its position from that set out above.

(b) Each Lender which becomes a Party pursuant to a transfer or assignment shall, in the case of a transfer, confirm in favour of the Facility Agent in the relevant Transfer Certificate, or otherwise, confirm by written notice to the Facility Agent, as to whether or not such Lender is:

         (i) resident for tax purposes in the United Kingdom and is beneficially entitled to its share of the Loan and associated interest;

         (ii) a bank as defined for the purposes of section 349 of the Taxes Act and is beneficially entitled to its share of the Loan and associated interest; and/or

         (iii)    a Qualifying lender,

         and each lender shall promptly notify the Facility Agent in writing if there is any change in its position from that set out in the relevant Transfer Certificate of written notice to the Facility Agent.

25.16    Relevant Reference Banks
         If a Relevant Reference Bank (or, if a Relevant Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the


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         Obligors) appoint another Lender or an Affiliate of a Lender to replace that Relevant Reference Bank.

25.17    Agent's management time
         In the event that any Agent, acting reasonably, determines that, as a result of the occurrence or existence, as appropriate, of any event(s), fact(s) and/or circumstance(s), the scope and/or extent of such Agent's management time or other resources necessary and/or desirable to enable and facilitate such Agent to properly discharge and perform such Agent's obligations under the Finance Documents is significantly greater than that originally contemplated (in the context of the relevant Fee Letter(s)), such Agent shall confirm such determination in writing to the Obligors and the Lenders, following which any amount payable to an Agent under Clause 15.3 (Indemnity to each Agent), Clause 17 (Costs and expenses) and Clause 25.10 (Lenders' indemnity to each Agent) shall include the cost of utilising such Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as such Agent may notify to the Obligors and the Lenders in writing, and is in addition to any fee paid or payable to such Agent under Clause 12 (Fees).

26.      CONDUCT OF BUSINESS BY THE FINANCE PARTIES
         No provision of this Agreement will:

         (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner such Finance Party thinks fit;

         (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to such Finance Party or the extent, order and manner of any claim; or

         (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27.      SHARING AMONG THE LENDERS

27.1     Payments to Lenders
         If a Lender (a "Recovering Lender") receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

         (a) the Recovering Lender shall, within three (3) Business Days, notify details of the receipt or recovery, to the Facility Agent;

         (b) the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 28 (Payment Mechanics), without taking account of any Tax which would be imposed on such Facility Agent in relation to the receipt, recovery or distribution; and

         (c) the Recovering Lender shall, within three (3) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as such Recovering Bank's share of any payment to be made, in accordance with Clause 28.5 (Partial payments).


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27.2     Redistribution of payments
         The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute such Sharing Payment between the Finance Parties (other than the Recovering Lender) in accordance with Clause 28.5 (Partial payments).

27.3     Recovering Lender's rights
(a) On a distribution by the Facility Agent under Clause 27.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b) If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

27.4     Reversal of redistribution
         If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

(a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

(b) that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

27.5     Exceptions
(a) This Clause 27 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

         (i) it notified the other Lenders of the legal or arbitration proceedings; and

         (ii) the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.


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                           SECTION 10 - ADMINISTRATION

28.      PAYMENT MECHANICS

28.1     Payments to the Facility Agent
(a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Facility Agent specifies.

28.2     Distributions by the Facility Agent
         Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor) and Clause 28.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five (5) Business Days' written notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

28.3     Distributions to an Obligor
         The Facility Agent may (with the consent of an Obligor or in accordance with Clause 29 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4     Clawback
(a) Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b) If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

28.5     Partial payments
(a) If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

         (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agents under the Finance Documents;


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         (ii)     secondly, in or towards payment pro rata of any accrued
                  interest or commission due but unpaid under this Agreement;

         (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

         (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

28.6     No set-off by Obligors
         All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7     Business Days
(a) Any payment which is due to be made on a day that is not a Business Day shall, subject to the terms of this Agreement be made on the preceding Business Day.

(b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

28.8     Currency of account
(a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

28.9     Change of currency
(a) Unless otherwise prohibited by Applicable Law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

         (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Obligors); and


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         (ii)     any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b) If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Obligors) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.      SET-OFF
         A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.      NOTICES

30.1     Communications in writing
         Any communication to be made under or in connection with the Finance Documents shall (subject to the appropriate prior written agreement of the Obligors and Finance Parties, as appropriate, as contemplated by and provided for pursuant to Clause 9.4 (Notification of rates of interest), be made in writing and, unless otherwise stated, may be made by telex, fax, e-mail or letter to the extent that the relevant Party has specified such address pursuant to Clause 30.2 (Addresses) or, in addition to the foregoing and in the case of rates of interest to be notified by the Facility Agent pursuant to Clause 9.4 (Notification of rates of interest) and in the case of any document to be forwarded by an Agent pursuant to paragraph (a) of Clause 25.2 (Duties of the Agents) where such document has been supplied to such Agent pursuant to Clause 19 (Information Undertakings), the relevant Agent may refer the relevant Party or Parties to a web site and to the location of the relevant information on such web site.

30.2     Addresses
         The address, fax number, e-mail address, telex number and, where appropriate, web site (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

         (a) in the case of each Obligor, that identified with its name below;

         (b) in the case of each Lender, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

         (c) in the case of each Agent, that identified with its name below,

         or any substitute address, fax number, e-mail address, telex number, web site, department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent or a web site carrying relevant information has been set up by an Agent) by not less than five (5) Business Days' written notice.


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30.3     Delivery
(a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

         (i) if by way of fax, e-mail or telex when a valid receipt has been obtained by the sender and it has been received in legible form;

         (ii) if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

         (iii) if by way of posting such communication or document on a web site, when such web site may be accessed and read;

         and, in the case of (i) and (ii) above, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

(b) Any communication or document to be made or delivered to an Agent will be effective only when actually received by such Agent and then only if it is expressly marked for the attention of the department or officer identified with such Agent's signature below (or any substitute department or officer such Agent shall specify for this purpose).

(c)      All notices from or to an Obligor shall be sent through the Facility
         Agent.

(d) Any communication or document made or delivered to any Obligor in accordance with this Clause 30 will be deemed to have been made or delivered to each of the Obligors.

30.4     Notification of address, fax number and telex number
         Upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to Clause
         30.2 (Addresses) or changing its own address, fax number or telex number, the Facility Agent shall notify the other Parties accordingly in writing.

30.5     English language
(a) Any notice given under or in connection with any Finance Document must be in English.

(b) All other documents provided under or in connection with any Finance Document must be:

         (i)      in English; or

         (ii) if not in English, and if so required by an Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

30.6     Communications Through the Facility Agent
         The Facility Agent will act as facility agent with the intent of administering the Facility and centralising all communications between the Obligors and the Finance Parties and such communications will normally only be made through the Facility Agent and all communications from any of the Finance Parties to any Obligor will also only normally be made through the Facility Agent Provided that any Finance Party may in exceptional circumstances be entitled to communicate directly with any Obligor(s).


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31.      CALCULATIONS AND CERTIFICATES

31.1     Accounts
         In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are, in the absence of manifest error, prima facie evidence of the matters to which they relate.

31.2     Certificates and Determinations
(a) Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

(b) A certificate of a Finance Party to the Facility Agent and/or any Obligor(s) as to: (a) the amount by which a sum payable to such Finance Party under this Agreement is to be increased under Clause 13.2 (Tax gross-up) or Clause 14.1 (Increased costs); or (b) the amount for the time being required to indemnify such Finance Party against any loss, cost, payment or liability under Clause 13.3 (Tax indemnity), Clause
         13.5 (Stamp taxes), Clause 13.6 (Value added tax), Clause 15.1 (Currency indemnity) and Clause 15.2 (Other indemnities), shall set out in reasonable details the basis of any such claim and the workings of such amount Provided that nothing in this Agreement shall require any Finance Party to disclose any confidential information in respect of such Finance Party Provided Further that the Facility Agent shall not have any obligation or incur any liability whatsoever to any person in respect of any such certification provided pursuant to this Agreement.

31.3     Day count convention
         Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32.      PARTIAL INVALIDITY
         If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any Applicable Law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the Applicable Law of any other jurisdiction will in any way be affected or impaired.

33.      REMEDIES AND WAIVERS
         No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.      AMENDMENTS AND WAIVERS

34.1     Required consents
(a) Subject to Clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b) The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 34.




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34.2     Exceptions
(a) An amendment or waiver that has the effect of changing or which relates to:

         (i)      the definition of "Majority Lenders" in Clause 1.1
                  (Definitions);

         (ii) an extension to the date of payment of any amount under the Finance Documents;

         (iii) a reduction in the Applicable Margin or the amount of any payment of principal, interest, fees or commission payable;

         (iv)     an increase in Commitment;

         (v) any provision which expressly requires the consent of all the Lenders; or

         (vi) Clause 2.2 (Lenders' rights and obligations), Clause 23 (Changes to the Lenders) or this Clause 34,

         shall not be made without the prior consent of all the Lenders.

(b) Any amendment or waiver that has the effect of changing or which relates to any releases or any of the Encumbrances created by and constituted in the Security Agreements, except for any release required to give effect to a disposal expressly permitted pursuant to Clause
         21.4 (Disposals), shall not be made without the prior written consent of all the Lenders, other than any Lender(s) which at such time hold(s) five per cent. (5%) or more of the equity share capital of Hungarian Telephone and Cable Corp.

(c) An amendment or waiver which relates to the rights or obligations of any Agent or any Arranger may not be effected without the consent of such Agent or Arranger, as applicable.

(d) Any amendment that relates to this paragraph (d) or any amendment or express waiver that relates to the restriction contained in paragraph
         (a) of Clause 21.25 (No new Financial Indebtedness) on the ability of Hungarian Telephone and Cable Corp. to incur additional Financial Indebtedness, shall, to the extent that at such time Postabank es Takarekpenztar Reszvenytarsasag is the legal and beneficial owner of any of the Notes, require the prior written consent of Postabank es Takarekpenztar Reszvenytarsasag, with Postabank es Takarekpenztar Reszvenytarsasag to confirm such approval or otherwise by written notice within fourteen (14) days of any request for such consent, failing which written notice (confirming or refusing such consent), Postabank es Takarekpenztar Reszvenytarsasag will be deemed to have given its consent.

(e) Any amendment that relates to this paragraph (e) or any amendment or express waiver that relates to the restriction contained in paragraph
         (b) of Clause 21.25 (No new Financial Indebtedness) on the ability of HTCC Tanacsado Reszvenytarsasag to incur additional Financial Indebtedness which, when aggregated with any other amendment or express waiver in respect of the restriction contained in paragraph (c) (v) of Clause 21.25 (No new Financial Indebtedness) on the ability of the Borrowers to incur additional Financial Indebtedness, would result in the aggregate of any such additional Financial Indebtedness of the Group (other than any Financial Indebtedness owing to any another member(s) of the Group provided in accordance with the provisions of this Agreement) exceeding the equivalent of sixteen million euro (EUR 16,000,000), shall, to the extent that at such time Postabank es Takarekpenztar Reszvenytarsasag is the legal and beneficial owner of any of the Notes, require the prior written consent of Postabank es Takarekpenztar Reszvenytarsasag, with Postabank es Takarekpenztar Reszvenytarsasag to


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         confirm such approval or otherwise by written notice within fourteen
         (14) days of any request for such consent, failing which written notice (confirming or refusing such consent), Postabank es Takarekpenztar Reszvenytarsasag will be deemed to have given its consent.

(f) Any amendment that relates to this paragraph (f) or any amendment or express waiver that relates to the restriction contained in paragraph
         (c) (v) of Clause 21.25 (No new Financial Indebtedness) on the ability of the Borrowers to incur additional Financial Indebtedness which, when aggregated with any other amendment or express waiver in respect of the restriction contained in paragraph (b) of Clause 21.25 (No new Financial Indebtedness) on the ability of HTCC Tanacsado Reszvenytarsasag to incur additional Financial Indebtedness, would result in the aggregate of any such additional Financial Indebtedness of the Group (other than any Financial Indebtedness owing to any another member(s) of the Group provided in accordance with the provisions of this Agreement) exceeding the equivalent of sixteen million euro (EUR 16,000,000), shall, to the extent that at such time Postabank es Takarekpenztar Reszvenytarsasag is the legal and beneficial owner of any of the Notes, require the prior written consent of Postabank es Takarekpenztar Reszvenytarsasag, with Postabank es Takarekpenztar Reszvenytarsasag to confirm such approval or otherwise by written notice within fourteen (14) days of any request for such consent, failing which written notice (confirming or refusing such consent), Postabank es Takarekpenztar Reszvenytarsasag will be deemed to have given its consent.

35.      COUNTERPARTS
         Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.


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                   SECTION 11 - GOVERNING LAW AND ENFORCEMENT

36.      GOVERNING LAW
         This Agreement is governed by and shall be construed in accordance with English law.

37.      ENFORCEMENT

37.1     English courts
         Subject to Clause 37.7 (Facility Agent's option to refer disputes to arbitration) and Clause 37.3 (Non-exclusive jurisdiction), each of the Parties irrevocably agrees for the benefit of each of the Finance Parties that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

37.2     Convenient forum
         Each Obligor irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 37.1 (English courts) above being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

37.3     Non-exclusive jurisdiction
         This Clause 37.3 and Clause 37.1 (English courts) are for the benefit of the Finance Parties and nothing in Clause 37.1 (English courts) shall prevent any Finance Party from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

37.4     Service of process
         Each Obligor agrees that the documents which start any court proceedings ("Proceedings") and any other documents required to be served in relation to those Proceedings may be served on it at the offices of Clifford Chance Secretaries Limited, 200 Aldersgate Street, London EC1A 4JJ, England, United Kingdom. If the appointment of the person mentioned in this Clause 37.4 ceases to be effective, each Obligor shall immediately appoint another person in England to accept service of process on its behalf in England. If any Obligor fails to do so (and such failure continues for a period of not less than fourteen
         (14) days), the Facility Agent shall be entitled to appoint on behalf of such Obligor(s) such a person to accept service of proceedings by notice to the relevant Obligor(s). Nothing contained in this Agreement shall restrict the right of the Finance Parties to serve process in any other manner allowed by law. This Clause 37.4 applies to Proceedings in England and to Proceedings elsewhere. Each Obligor agrees that failure by a process agent to notify such Obligor of the process will not invalidate the proceedings concerned.

37.5     Waiver of immunity
         To the extent that any Obligor may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in respect of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to such Obligor or its assets such immunity (whether or not claimed), such Obligor hereby unconditionally and irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the Applicable Law of such jurisdiction.

37.6     Obligors' consent to ancillary measures
         The Obligors hereby consent generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in


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         connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment whether final, interim or otherwise, which may be made or given in such action or proceeding.

37.7 Facility Agent's option to refer disputes to arbitration Notwithstanding the provisions of Clause 37.1 (English courts), if any dispute or difference arises out of or in connection with this Agreement, including any question as to its existence, validity or termination (a "Dispute"), and on condition that the Facility Agent, acting on the instructions of the Majority Lenders, shall have elected by giving notice in writing to each of the other Parties, such Dispute shall be referred to and finally settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force (the "UNCITRAL Rules"), which are deemed to be incorporated by reference into this Clause 37.

37.8     Appointment of the arbitral tribunal
(a) Any arbitral tribunal appointed pursuant to Clause 37.7 (Facility Agent's option to refer disputes to arbitration) shall be composed of three (3) arbitrators one of whom shall be the presiding arbitrator. The appointing authority shall be the London Court of International Arbitration (the "LCIA") The LCIA shall appoint all three (3) members of the arbitral tribunal and shall nominate which of them shall act as the presiding arbitrator.

(b) In all matters relating to the appointment of arbitrators under this Agreement or under any other Finance Document, the Parties agree that the LCIA shall be free to appoint whomsoever the LCIA considers appropriate in the LCIA's sole discretion, save that the LCIA shall take account of the views of the Parties and shall give effect to any agreement of the Parties in relation to the appointment of the arbitrators unless the LCIA determines in the LCIA's absolute discretion that it is not appropriate to do so.

37.9     Initiation of arbitration proceedings
         Subject to Clause 37.7 (Facility Agent's option to refer disputes to arbitrators), any of the Parties which wishes to initiate an arbitration shall simultaneously:

         (a) give a notice of arbitration to the other Parties in accordance with Article 3 of the UNCITRAL Rules; and

         (b) request in writing the LCIA to appoint the three (3) arbitrators and to nominate the presiding arbitrator and give a copy of such request to all the other parties to this agreement. Each party may make its own representations to the LCIA concerning the appointment of arbitrators within twenty one (21) days of receipt of such notice of arbitration. For the avoidance of doubt, the Parties agree that the LCIA may take note of any such representations, but shall otherwise be free in the LCIA's discretion to appoint whomsoever the LCIA consider appropriate as the three (3) arbitrators.

37.10    Place and language of the proceedings
         The place and seat of the arbitration shall be London and language of the arbitral proceedings shall be English.

37.11    The award
         All and any awards of the arbitral tribunal shall be made in accordance with the UNCITRAL Rules in writing and shall be final and binding on the relevant Parties. All and any awards shall be made by majority decision. If there be no majority, the award shall be made by the presiding arbitrator alone. The final award shall be made within six
         (6) months from the appointment of




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         the third arbitrator, but insofar as this is impractical it shall be made as soon as possible thereafter.

37.12    Notice of arbitration
         In relation to any arbitration proceedings, the provisions of Clause 30 (Notices) of this Agreement shall apply in respect of this Clause 37 in addition to the notification provisions of the UNCITRAL Rules.

37.13    Expedition of arbitration
         The appointed arbitrators shall conduct the arbitration in accordance with the UNCITRAL Rules and at all times in such a manner as to ensure a speedy resolution of the Dispute.


AND EACH OBLIGOR expressly agrees and consents to each of the provisions of this Clause 37.

This Agreement has been entered into on the date stated at the beginning of this Agreement.



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